Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207235

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 23, 2015)

11,500,000 Shares

Common Shares

We are offering 11,500,000 common shares. Our common shares trade on The Nasdaq Global Market under the trading symbol “AFMD”. On February 12, 2018, the last sale price of our common shares as reported on The Nasdaq Global Market was $2.45 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.00	$23,000,000
Underwriting discounts and commissions(1)	$0.12	$1,380,000
Proceeds, before expenses, to us	$1.88	$21,620,000

(1)	See “Underwriting” for details regarding other items of underwriting compensation.

Delivery of the common shares is expected to be made on or about February 15, 2018. We have granted the underwriters an option for a period of 30 days from the date of this prospectus to purchase up to 1,725,000 additional shares from us at the public offering price less underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $1,587,000, and the total proceeds to us, before expenses, will be $24,863,000.

Joint Book-Running Managers

Jefferies	Wells Fargo Securities

February 12, 2018

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

Presentation of Financial Information	S-ii
Trademarks	S-ii
About This Prospectus Supplement	S-ii
Special Note Regarding Forward-Looking Statements	S-iv
Prospectus Supplement Summary	S-1
Risk Factors	S-6
Use of Proceeds	S-47
Dividend Policy	S-48
Capitalization	S-49
Dilution	S-50
Price Range of Common Shares	S-51
Dutch Tax Considerations	S-52
U.S. Federal Income Tax Considerations	S-56
Underwriting	S-60
Notice to Investors	S-64
Legal Matters	S-68
Experts	S-68
Where You Can Find More Information	S-68
Incorporation By Reference	S-68

PROSPECTUS

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	1
Affimed N.V	2
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Use of Proceeds	3
Selling Shareholders	4
Description of Share Capital and Articles of Association	4
Comparison of Dutch Law and Our Articles of Association and U.S. Corporate Law	9
Description of Debt Securities	17
Description of Warrants	21
Description of Purchase Contracts	22
Description of Units	22
Forms of Securities	23
Plan of Distribution	24
Incorporation of Certain Information by Reference	26
Enforcement of Civil Liabilities	26
Expenses	27
Legal Matters	27
Experts	28

S-i

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, as issued by the International Accounting Standards Board, or the IASB (IFRS). None of the financial statements incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in euros and in accordance with IFRS. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

In this prospectus, translations from U.S. dollars to euros (and vice versa):

•	relating to (i) payments made on or before September 30, 2017 or (ii) our receipt of proceeds under our at-the-market sales agreement were made at the rate in effect at the time of the relevant payment; and

•	relating to future payments were made at the rate of $1.1806 to €1.00, the official exchange rate quoted as of September 30, 2017 by the European Central Bank.

The terms “$” or “dollar” refer to U.S. dollars, and the terms “€ ” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended. Unless otherwise indicated, all references to currency amounts in this prospectus are in euros.

TRADEMARKS

TandAb® is our registered trademark. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering.

Before buying any of the common shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by

S-ii

reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Affimed Therapeutics AG,” “Affimed Therapeutics B.V.,” “Affimed N.V.,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Affimed N.V. (Affimed Therapeutics AG and its subsidiary prior to the completion of the corporate reorganization).

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our operation as a development stage company with limited operating history and a history of operating losses; as of September 30, 2017, our accumulated deficit was €176.2 million;

•	the chance our clinical studies may be delayed, for example, due to slower than expected enrollment of clinical studies, or not be successful and clinical results may not reflect results seen in previously conducted preclinical studies and clinical studies;

•	our reliance on contract manufacturers and contract research organizations over which we have limited control;

•	our lack of adequate funding to complete development of our product candidates and the risk we may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates;

•	our dependence on the success of AFM13 and AFM11, which are still in clinical development and may eventually prove to be unsuccessful;

•	uncertainty surrounding whether any of our product candidates will gain regulatory approval, which is necessary before they can be commercialized;

•	the outcome of any, or any discussions we may enter regarding, acquisitions, dispositions, partnerships, license transactions or changes to our capital structure, including future securities offerings;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	if our product candidates obtain regulatory approval, our being subject to expensive ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•	our reliance on our current strategic relationships with the DKFZ, XOMA, LLS, Merck, the MD Anderson Cancer Center, Amphivena and Amphivena’s other investors and partners, including MPM Capital and Calibrium (formerly Aeris Capital), and the potential failure to enter into new strategic relationships;

•	our reliance on third parties to conduct our nonclinical and clinical studies and on third-party single-source suppliers to supply or produce our product candidates;

S-iv

•	our ability to scale-up manufacturing processes of our product candidates and reduce the cost of manufacturing our product candidates in advance of any commercialization;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel; and

•	other risk factors discussed under “Risk Factors.”

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Affimed N.V.

Our Business

We are a clinical-stage biopharmaceutical company focused on discovering and developing highly targeted cancer immunotherapies. Our product candidates are being developed in the field of immuno-oncology, which represents an innovative approach to cancer treatment that seeks to harness the body’s own immune defenses to fight tumor cells. The most potent cells of the human defense arsenal are types of white blood cells called Natural Killer cells, or NK cells, and T cells. Our proprietary, next-generation bispecific antibodies, which we call TandAbs because of their tandem antibody structure, are designed to direct and establish a bridge between either NK cells or T cells and cancer cells. Our TandAbs have the ability to bring NK cells or T cells into proximity and trigger a signal cascade that leads to the destruction of cancer cells. Due to their novel tetravalent architecture (which provides for four binding domains), our TandAbs bind to their targets with high affinity and have half-lives that allow regular intravenous administration. We believe, based on their mechanism of action and the preclinical and clinical data we have generated to date, that our product candidates, alone or in combination, may ultimately improve response rates, clinical outcomes and survival in cancer patients and could eventually become a cornerstone of modern targeted oncology care. Building on our leadership in the NK cell space, we are also developing novel tetravalent, bispecific alternative antibody formats with the potential to tailor immune-engaging therapy to different indications and settings.

Focusing our efforts on antibodies specifically binding NK cells through CD16A, a key activating receptor on innate immune cells, we have built a clinical and preclinical pipeline of NK cell-engaging bispecific antibodies designed to activate both innate and adaptive immunity. Compared to a variety of T cell-engaging technologies, our NK cell engagers appear to have a better safety profile and have the potential to achieve more potent and deeper immune responses through enhancing crosstalk of innate to adaptive immunity. Their safety profiles also make our molecules suitable for development as combination therapies (e.g. with checkpoint inhibitors, or CPIs, adoptive NK cells, or cytokines).

We have focused our research and development efforts on four proprietary programs for which we retain global commercial rights. Because our tetravalent bispecific antibodies bind with receptors that are known to be present on a number of types of cancer cells, each of our TandAbs product candidates could be developed for the treatment of several different cancers. We intend to initially develop our two clinical stage product candidates in orphan or high-medical need indications, including as a salvage therapy for patients who have relapsed after, or are refractory to, that is who do not respond to treatment with, standard therapies, which we refer to as relapsed/refractory. These patients have a limited life expectancy and few therapeutic options. We believe this strategy will allow for a faster path to approval and will likely require smaller clinical studies compared to indications with more therapeutic options and larger patient populations. We believe such specialized market segments in oncology can be effectively targeted with a small and dedicated marketing and sales team. We currently intend to establish a commercial sales force in the United States and/or Europe to commercialize our product candidates when and if they are approved.

We also see an opportunity in the clinical development of our tetravalent bispecific antibodies in combination with other agents that harness the immune system to fight cancer cells, such as CPIs, adoptive NK cells and cytokines. Such combinations of cancer immunotherapies may ultimately prove beneficial for larger patient populations in earlier stages of diseases, beyond the relapsed/refractory disease setting.

Our Strengths

We believe we are a leader in developing cancer immunotherapies due to several factors:

•	Our lead product candidate, AFM13, is a first-in-class NK cells mediated cancer immunotherapy.

•	High affinity targeting of a specific epitope on CD16A, a key activating receptor, enables effective tumor cell targeting and killing even at very low target expression levels.

•	We have a growing pipeline of product candidates focused on key cancer indications.

•	We retain global commercial rights for our four candidates in our product pipeline.

•	Our experienced management team has a strong track record in the development and commercialization of new medicines.

•	We have a strong technology base and solid patent portfolio in the field of targeted immuno-oncology.

Strategy

Our goal is to develop and commercialize targeted cancer immunotherapies aimed at improving and extending patients’ lives. Key elements of our strategy to achieve this goal are to:

•	Rapidly advance the development of our clinical stage product candidates, including combinations with other immunotherapies.

•	Establish R&D and commercialization capabilities in Europe and in the United States.

•	Use our technology platforms and intellectual property portfolio to continue to build our cancer immunotherapy pipeline.

•	Maximize the value of our collaboration arrangements with LLS, Merck and MD Anderson.

•	Intensify our collaboration with academia.

•	Utilize AbCheck to generate and optimize antibodies.

Affimed was founded in 2000 based on technology developed by the group led by Professor Melvyn Little at Deutsches Krebsforschungszentrum, the German Cancer Research Center, or DKFZ, in Heidelberg. Our offices and laboratories are located at the Technology Park adjacent to the DKFZ in Heidelberg, where we employ 61 personnel, approximately 60% of whom have an advanced academic degree. Including AbCheck and Affimed Inc. personnel, our total headcount is 90 (79 full time equivalents). We are led by experienced executives with a track record of successful product development, approvals and launches, specifically of biologics. Our supervisory board includes highly experienced experts from the pharmaceutical and biotech industries, with a specific background in hematology.

Recent Developments

On December 11, 2017, Affimed announced interim data from the completed dose-escalation part of Affimed’s ongoing Phase 1b study to evaluate the safety and tolerability of the combination of AFM13 with Merck’s anti-PD-1 antibody Keytruda (pembrolizumab) as salvage therapy after failure of standard therapies including brentuximab vedotin (BV) in relapsed or refractory (R/R) Hodgkin lymphoma (HL). Overall, the combination was well-tolerated and the 3-month objective response rate (ORR) of 83% (5/6) compares favorably to historical ORR of pembrolizumab alone in a similar patient population (58-63%).

Three patients were enrolled into dose levels 1 (0.5 mg/kg) and 2 (1.5 mg/kg), respectively, and six patients were enrolled into dose level 3 (7.0 mg/kg). One dose-limiting toxicity (DLT) was observed in cohort 3, which was a repeated grade 2 infusion-related reaction (IRR), leading to discontinuation of AFM13 treatment. This event classified as a DLT according to the protocol definition. No additional DLTs occurred. The dose extension cohort has been initiated with the highest dose explored during dose escalation (7.0 mg/kg). Most of the adverse events (AEs) observed were mild to moderate in nature and were manageable with standard of care. The most frequently observed AEs were IRRs (83%), nausea (42%), diarrhea (33%), headache (33%), pyrexia (33%) and rash (33%). Most of these events were of grade 1 or 2 severity. There was a total of four grade 3 AEs observed in the study with three events being deemed at least possibly related to both AFM13 and pembrolizumab: grade 3 IRR, grade 3 nausea and grade 3 vomiting. The remaining grade 3 AE of a duodenal ulcer was assessed as not related to either study treatment. The maximum-tolerated dose was not reached.

Three-month metabolic responses were reported based on both local and independent assessment. By local assessment, in cohort 1, two Partial Metabolic Responses (PmRs) and one Progressive Metabolic Disease (PmD) were observed. In cohort 2, one Complete Metabolic Response (CmR), one PmR and one PmD were observed. In cohort 3, five PmRs and one PmD were observed by both local and independent assessments. Additionally, a deepening of response was reported where a single case of PmR was converted into CmR at the 6-month assessment (independent assessment).

On February 1, 2018, we announced additional preliminary patient data from two separate clinical studies of our lead NK cell engager candidate AFM13. In Our Phase 1b study of the combination of AFM13 with Merck’s anti-PD-1 antibody Keytruda® (pembrolizumab), the best response preliminary assessment data from 9 patients treated at the highest AFM13 dose level (7 mg/kg), as reported by central read, showed an ORR of 89% (8/9), including CmR in 44% (4/9) and PmRs in 44% (4/9) of patients. One patient experienced stable disease (SD). This ORR of 89% compared favorably to the historical ORR of Keytruda (58-63%) as monotherapy in a similar patient population. These patients were relapsed/refractory Hodgkin lymphoma and post autologous stem cell transplantation (ASCT) or ineligible for ASCT and had failed BV. Importantly, the reported complete response (CR) rate of 44% represents a doubled CR rate compared to previously reported anti-PD1 studies (9-22%). The combination was well-tolerated with most of the adverse events observed mild to moderate in nature and manageable with standard of care. The data shown here comprise six previously reported patients, including one patient evaluated as a PmR at the three-month assessment and who was converted into CmR at the six-month assessment, as well as three additional patients. In total, the extension cohort includes 21 patients and enrollment has recently been completed.

The responses in the combination study were classified according to the Lugano Classification published by Cheson et al. in 2014. The response criteria for assessing lymphoma treatment have evolved over the past 20 years. The first universally accepted response criteria for non-Hodgkin lymphoma (NHL), used also for Hodgkin lymphoma (HL), were published in 1999 by the National Cancer Institute Working Group and revised in 2007 by the International Working Group (IWG) to incorporate positron emission tomography (PET), bone marrow immunohistochemistry and flow cytometry in response assessment. After experience with these criteria, and recognizing the progress made after their publication, particularly in imaging techniques, a workshop was held at the 11th International Conference on Malignant Lymphoma in Lugano, Switzerland, in June 2011, with the aim to develop improved staging and response criteria for HL and NHL led to the Lugano Classification. Among the changes from the prior criteria are that the Lugano Classification uses standardized PET imaging guidelines acccording to a five-point scale and PET replaces bone marrow biopsies. Under the Lugano Classification, responses are classified as Complete Metabolic Response (CmR) or Partial Metabolic Response (PmR) based upon the metabolic activity on PET images. A comparison of the outcome when classifying responses either according to the IWG 2007 Criteria or the Lugano Classification was reported recently by C.H. Moskowitz (poster at ASH 2017, Paper No: 4085). Relapsed/refractory classical Hodgkin Lymphoma patients treated with pembrolizumab monotherapy (KEYNOTE 087 trial) demonstrated similarly high ORR rates and slightly higher CR rates using the Lugano Classification as compared to the IWG 2007 Criteria.

In our Phase 1b/2a trial of AFM13 as monotherapy in relapsed/refractory CD30-positive cutaneous lymphoma, analysis of the first dose cohort (3 patients dosed at 1.5 mg/kg) demonstrated an ORR of 66% (2/3). One CR, one partial response (PR) and one SD were observed, as determined by global response score . The data shown here comprise one previously reported patient as well as two additional patients. In total, the trial includes three cohorts of three patients each and enrollment is currently ongoing into the third dose cohort.

Corporate Information

Our principal executive offices are located at Technologiepark, Im Neuenheimer Feld 582, 69120, Heidelberg, Germany. Our telephone number is (+49) 6221-65307-0. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.affimed.com . The information contained on our website is not a part of this prospectus supplement.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for a period of five years following the completion of our initial public offering (2019) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of nonconvertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

THE OFFERING

Common shares offered by us	11,500,00 common shares

Common shares to be outstanding immediately after this offering	56,171,364 common shares

Option to purchase additional shares	We have granted to the underwriters an option, which is exercisable within 30 days from the date of this prospectus, to purchase an aggregate of up to an additional 1,725,000 of our common shares at the public offering price, less underwriting discounts and commissions. See “Underwriting” for more information.

Use of Proceeds	We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase our common shares.

Nasdaq Global Market Symbol	“AFMD”

The number of our common shares to be outstanding immediately after this offering is based on 44,671,364 common shares outstanding as of September 30, 2017, and excludes:

•	4,676,219 common shares issuable upon the exercise of options outstanding as of September 30, 2017, at a weighted-average exercise price of $4.49 per common share (€3.80 per common share);

•	3,096,490 common shares covered by awards available for issuance under our equity incentive plan as of September 30, 2017;

•	106,250 common shares covered by warrants issued to Perceptive with an exercise price of $8.80 per common share (€7.45 per common share) as of September 30, 2017;

•	219,692 common shares covered by warrants issued to SVB with a weighted-average exercise price of $2.07 per common share (€1.75 per common share) as of September 30, 2017; and

•	4,493,704 common shares issued and sold pursuant to our at-the-market sales agreement subsequent to September 30, 2017 and as of February 12, 2018.

Unless otherwise indicated, all information contained in this prospectus also reflects and assumes:

•	no exercise of the options and warrants described above; and

•	no exercise of the option granted to the underwriters to purchase up to an additional 1,725,000 of our common shares in connection with the offering at the public offering price, less underwriting discounts and commissions.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement before making an investment in our common shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to Our Business and the Development and Commercialization of Our Product Candidates

All of our product candidates are in preclinical or clinical development. Drug development is expensive, time consuming and uncertain, and we may ultimately not be able to obtain regulatory approvals for the commercialization of some or all of our product candidates.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of drug products are subject to extensive regulation by the U.S. Food and Drug Administration, or FDA, the European Medicines Agency, or EMA, national competent authorities in Europe, including the Paul-Ehrlich-Institut, or PEI, and other non-U.S. regulatory authorities, which establish regulations that differ from country to country. We are not permitted to market our product candidates in the United States or in other countries until we receive approval of a Biologics License Application, or BLA, from the FDA or marketing approval from applicable regulatory authorities outside the United States. Our product candidates are in various stages of development and are subject to the risks of failure inherent in drug development. We have not submitted an application for or received marketing approval for any of our product candidates. We have limited experience in conducting and managing the clinical studies necessary to obtain regulatory approvals, including approval by the FDA or the European Commission. Obtaining approval of a BLA or a Marketing Authorization Application can be a lengthy, expensive and uncertain process. In addition, failure to comply with FDA, EMA and other non-U.S. regulatory requirements may, either before or after product approval, if any, subject our company to administrative or judicially imposed sanctions, including:

•	restrictions on our ability to conduct clinical studies, including full or partial clinical holds, or other regulatory objections to, ongoing or planned trials;

•	restrictions on the products, manufacturers or manufacturing process;

•	warning letters;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to approve pending BLAs or supplements to approved BLAs in the United States and refusal to approve marketing research approvals in other jurisdictions.

The FDA, the EMA and other non-U.S. regulatory authorities also have substantial discretion in the drug approval process. The number of preclinical studies and clinical studies that will be required for regulatory approval varies depending on the product candidate, the disease or condition that the product candidate is designed to address, and the regulations applicable to any particular drug candidate. Regulatory agencies can delay, limit or deny approval of a product candidate for many reasons, including:

•	a product candidate may not be deemed safe or effective;

•	the results may not confirm the positive results from earlier preclinical studies or clinical studies;

•	regulatory agencies may not find the data from preclinical studies and clinical studies sufficient or well-controlled;

•	regulatory agencies might not approve or might require changes to our manufacturing processes or facilities; or

•	regulatory agencies may change their approval policies or adopt new regulations.

Any delay in obtaining or failure to obtain required approvals could materially adversely affect our ability to generate revenue from the particular product candidate, which likely would result in significant harm to our financial position and adversely impact our share price. Furthermore, any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. These limitations may limit the size of the market for the product.

Clinical drug development involves a lengthy and expensive process with uncertain timelines and uncertain outcomes, and results of earlier trials may not be predictive of future trial results. If clinical studies of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals, and therefore be unable to commercialize our product candidates on a timely basis or at all.

We have no history of conducting large-scale or pivotal clinical studies or commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.

Our operations to date have been limited to financing and staffing our company, developing our technology and developing AFM13, AFM11 and our other product candidates. We have not yet demonstrated an ability successfully to complete a large-scale or pivotal clinical study, obtain marketing approval, manufacture a commercial scale product or conduct sales and marketing activities necessary for successful product commercialization. Consequently, predictions about our future success or viability may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

If clinical studies for our product candidates are prolonged, delayed or stopped, we may be unable to obtain regulatory approval and commercialize our product candidates on a timely basis, which would require us to incur additional costs and delay or restrict our receipt of any product revenue.

There have been significant developments in the highly dynamic field of immuno-oncology such as the earlier availability of product candidates or earlier approval of drugs for the same indications as our product candidates. For example, in the past, this has occurred with Blincyto in acute lymphocytic leukemia, or ALL, and with anti-PD-1 antibodies in Hodgkin Lymphoma, or HL, resulting in delays in clinical study initiation for our phase 1 trial of AFM11 in ALL and for delays in recruiting for our phase 1 trial of AFM11 in NHL and our phase 2a Investigator Sponsored Trial, or IST, of AFM13 in HL. In addition, certain clinical studies in which we are involved and which are testing our product candidates are sponsored by academic sites, known as ISTs. By definition, the financing, design, and conduct of such studies is under the sole responsibility of the respective sponsor. Therefore, we have limited control over these studies and we do not have control over the timing and reporting of the data from these trials. In addition, we may have limited information about ISTs while they are being conducted, including the status of trial initiation and patient recruitment, changes to trial design and clinical study results.

A phase 2a clinical study of AFM13 in patients with HL started recruitment in the second quarter of 2015. Due to delays in opening trial sites and the availability of anti-PD-1 antibodies for the treatment of relapsed/refractory HL patients, in the past we have experienced slower recruitment into the study than anticipated. Consequently, the overall study design was revised in order to adapt to the changing treatment landscape, namely the availability of anti-PD-1 antibodies. The study now includes HL patients relapsed or refractory to treatment with both brentuximab vedotin (Adcetris) and anti-PD-1 antibodies. The study is open to recruitment under the new study design. Furthermore, we are conducting a phase 1b clinical study of AFM13, with Merck’s anti-PD-1 antibody Keytruda (pembrolizumab) in Hodgkin lymphoma (HL). In this study, we have completed a dose escalation cohort as well as an expansion cohort is of 21 patients. In addition, we are supporting an IST of AFM13 in patients with CD30+ lymphoma led by Columbia University. This translational phase 1b/2a study of AFM13 in patients with relapsed or refractory CD30+ lymphoma with cutaneous manifestation is designed to allow for serial biopsies, thereby enabling assessment of NK cell biology and tumor cell killing within the tumor microenvironment. In this study, the second cohort has been fully enrolled and recruitment into the third cohort is ongoing.

Furthermore, we are conducting a phase 1 clinical study of AFM11 in patients with non-Hodgkin Lymphoma, or NHL. In the past, recruitment into the study has been slower than expected and study timelines have been pushed back. The study is currently recruiting into the third dose cohort. We are also conducting a phase 1 clinical study of AFM11 in patients with ALL, which commenced in the third quarter of 2016 and is currently enrolling into the fifth dose cohort.

The commencement of planned clinical studies could be substantially delayed or prevented by several factors, including:

•	further discussions with the FDA, the EMA, the PEI (the national competent authority in Germany regulating, among others, antibody products) or other regulatory agencies regarding the scope or design of our clinical studies;

•	the limited number of, and competition for, suitable sites to conduct our clinical studies, many of which may already be engaged in other clinical study programs, including some that may be for the same indication as our product candidates;

•	approval of drugs for the same indications as our product candidates;

•	any delay or failure to obtain regulatory approval or agreement to commence a clinical study in any of the countries where enrollment is planned;

•	inability to obtain sufficient funds required for a clinical study;

•	clinical holds on, or other regulatory objections to, a new or ongoing clinical study;

•	delay or failure in the testing, validation, manufacture and delivery of sufficient supplies of product candidate for our clinical studies;

•	delay or failure to reach agreement on acceptable clinical study agreement terms with prospective sites or clinical research organizations, or CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different sites or CROs; and

•	delay or failure to obtain institutional review board, or IRB, or ethics committee approval to conduct a clinical study at a prospective site.

The completion of our clinical studies has been and could in the future be substantially delayed or prevented by several factors, including:

•	slower than expected rates of patient recruitment and enrollment, due to factors including, but not limited to, the availability of other drugs to treat potential patients, the unwillingness of patients to participate in low-dose groups of dose-ranging studies and lack of recruitment by clinical study sites;

•	delays relating to adding new clinical study sites;

•	failure of patients to complete the clinical study or return for post-treatment follow-up;

•	failure of our collaborators to provide us with products necessary for us to conduct our combination studies, including Merck’s Keytruda;

•	unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by patients, including possible deaths;

•	lack of efficacy during clinical studies;

•	errors in trial design or conduct;

•	termination of our clinical studies by one or more clinical study sites;

•	inability or unwillingness of patients or clinical investigators to follow our clinical study protocols, including clinical investigators’ failure to comply with our clinical study protocols without our notice;

•	inability to monitor patients adequately during or after treatment by us and/or our CROs; and

•	the need to repeat or terminate clinical studies as a result of inconclusive or negative results or unforeseen complications in testing.

Changes in regulatory requirements and guidance may also occur and we may need to significantly amend clinical study protocols or submit new clinical study protocols to reflect these changes with appropriate regulatory authorities. In addition, changes in the competitive environment have occurred and may continue to occur.

Amendments may require us to renegotiate terms with CROs or resubmit clinical study protocols to IRBs or ethics committees for re-examination, which may impact the costs, timing or successful completion of a clinical study.

Our clinical studies may be suspended or terminated at any time by the FDA, the PEI, other regulatory authorities, the IRB or ethics committee overseeing the clinical study at issue, any of our clinical study sites with respect to that site, or us, due to a number of factors, including:

•	failure to conduct the clinical study in accordance with regulatory requirements or our clinical protocols;

•	unforeseen safety issues or any determination that a clinical study presents unacceptable health risks;

•	lack of adequate funding to continue the clinical study due to unforeseen costs or other business decisions; and

•	upon a breach or pursuant to the terms of any agreement with, or for any other reason by, current or future collaborators that have responsibility for the clinical development of any of our product candidates.

Our product development costs will increase if we experience delays in clinical studies or marketing approvals or if we are required to conduct additional clinical studies or other testing of our product candidates. We may be required to obtain additional funds to conduct and complete such clinical studies. We cannot assure you that our clinical studies will begin as planned or be completed on schedule, if at all, or that we will not need to restructure our trials after they have begun. Significant clinical study delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do, which may harm our business and results of operations.

Any failure or significant delay in completing clinical studies for our product candidates would adversely affect our ability to obtain regulatory approval and our commercial prospects and ability to generate product revenue will be diminished.

The results of previous clinical studies may not be predictive of future results, our progress in trials for one product candidate may not be indicative of progress in trials for other product candidates and the results of our current and planned clinical studies may not satisfy the requirements of the FDA, the EMA or other non-U.S. regulatory authorities.

We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. Clinical failure can occur at any stage of clinical development. Clinical studies may produce negative or inconclusive results, and we or any of our current and future collaborators may decide, or regulators may require us, to conduct additional clinical or preclinical testing. We will be required to demonstrate with substantial evidence through well-controlled clinical studies that our product candidates are safe and effective for use in a diverse population before we can seek regulatory approvals for their commercial sale. Success in early clinical trials does not mean that future larger registration clinical studies will be successful because product candidates in later-stage clinical studies may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA and non-U.S. regulatory authorities despite having progressed through initial clinical studies. Product candidates that have shown promising results in early clinical studies may still suffer significant setbacks in subsequent registration clinical studies. Similarly, the outcome of preclinical testing and early clinical studies may not be predictive of the success of later clinical studies, and interim results of a clinical study do not necessarily predict final results. Progress in trials of one product candidate does not indicate that we will make similar progress in additional trials for that product candidate or in trials for our other product candidates. A number of companies in the pharmaceutical industry, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical studies, even after obtaining promising results in earlier clinical studies.

In addition, the design of a clinical study can determine whether its results will support approval of a product and flaws in the design of a clinical study may not become apparent until the clinical study is well advanced. We may be unable to design and execute a clinical study to support regulatory approval.

In some instances, there can be significant variability in safety and/or efficacy results between different trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, adherence to the dosing regimen and other trial protocols and the rate of dropout among clinical study participants. We do not know whether any phase 2, phase 3 or other clinical studies we or any of our collaborators may conduct will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval to market our product candidates.

Further, our product candidates may not be approved even if they achieve their primary endpoints in phase 3 clinical studies or registration trials. The FDA, the EMA or other non-U.S. regulatory authorities may disagree with our trial design and our interpretation of data from preclinical studies and clinical studies. For example, the FDA has communicated to us that it may require us to conduct an additional dose-response trial with respect to AFM13 prior to the entry into pivotal studies, depending on data we have generated with AFM13 at that point in time. In addition, any of these regulatory authorities may change requirements for the approval of a product candidate even after reviewing and providing comments or advice on a protocol for a clinical study. In addition, any of these regulatory authorities may also approve a product candidate for fewer or more limited indications than we request or may grant approval contingent on the performance of costly post-marketing clinical studies. The FDA, the EMA or other non-U.S. regulatory authorities may not accept the labeling claims that we believe would be necessary or desirable for the successful commercialization of our product candidates.

We depend on enrollment of patients in our clinical studies for our product candidates. We compete with approved therapies and investigational therapies for patients for our clinical studies. If we are unable to enroll patients in our clinical studies, our research and development efforts could be materially adversely affected.

Successful and timely completion of clinical studies will require that we enroll a sufficient number of patient candidates. Trials may be subject to delays as a result of patient enrollment taking longer than anticipated or patient withdrawal. Patient enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical studies, the availability of new drugs approved for the indication the clinical study is investigating, and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies. In addition, we compete with approved immunotherapies and investigational immunotherapies for patients for our clinical studies. Our product candidate AFM13 has orphan drug designation for the treatment of HL, which means that the potential patient population is limited. In our phase 2a clinical study of AFM13 as well as in our phase 1b combination study of AFM13 with Merck’s anti-PD-1 antibody Keytruda (pembrolizumab) we have been seeking to enroll patients with relapsed/refractory HL who have been treated with Adcetris (brentuximab vedotin), which is an even more limited population of patients. Under the revised study protocol for our phase 2a clinical study of AFM13, we will now enroll patients that have also failed to respond to anti-PD-1 treatment, further reducing the eligible patient population. As we are developing AFM13 and AFM11 for patients for whom all other therapies have failed and who may not have long to live, patients may elect not to participate in our, or any, clinical study.

The approval of new immuno-oncology drugs such as CPIs has changed the landscape for conducting clinical studies of other oncology drugs, including ours, both for indications for which such drugs are approved as well as for indications in which additional trials are being conducted. In addition, there are several other types of drugs in development for the indications for which we are developing AFM13, AFM11 and our other product candidates. We compete for patients with the sponsors of trials for all of these drugs. These factors may make it difficult for us to enroll enough patients to complete our clinical studies in a timely and cost-effective manner.

For example, although our phase 2a clinical study of AFM13 in patients with HL started recruitment in the second quarter of 2015, due to the availability of anti-PD-1 antibodies for the treatment of relapsed/refractory HL patients, we have experienced slower recruitment into the study than anticipated. In addition, recruitment into our phase 1 study in NHL for AFM11 has been slower than expected, and consequently the study has been delayed. Further delays in the completion of any clinical study of our product candidates will increase our costs, slow down our product candidate development and approval process and delay or potentially jeopardize our ability to commence product sales and generate revenue. In addition, some of the factors that cause, or lead to, a delay in the commencement or completion of clinical studies may also ultimately lead to the denial of regulatory approval of our product candidates.

We use new technologies in the development of our product candidates and the FDA and other regulatory authorities have not approved products that utilize these technologies.

Our product candidates in development are based on new technologies, such as TandAbs, Trispecific Abs and novel tetravalent, bispecific antibody formats, capable of recruiting either NK cells or T cells. The approval of our product candidates is less certain than approval of drugs that do not employ such novel technologies or methods of action. We intend to work closely with the FDA, the EMA and other regulatory authorities to perform the requisite scientific analyses and evaluation of our methods to obtain regulatory approval for our product candidates. For example, final assays and specifications of our product candidates, in particular regarding cytotoxicity, have yet to be developed, and the FDA, EMA or other regulatory authorities may require additional analyses to evaluate this aspect of our product quality. It is possible that the validation process may take time and resources, require independent third-party analyses or not be accepted by the FDA, the EMA and other regulatory authorities. Delays or failure to obtain regulatory approval of any of the product candidates that we are developing would adversely affect our business.

Even if our product candidates obtain regulatory approval, they will be subject to continuous regulatory review.

If marketing authorization is obtained for any of our product candidates, the product will remain subject to continuous review and therefore authorization could be subsequently withdrawn or restricted. We will be subject to ongoing obligations and oversight by regulatory authorities, including adverse event reporting requirements, marketing restrictions and, potentially, other post-marketing obligations, all of which may result in significant expense and limit our ability to commercialize such products.

If there are changes in the application of legislation or regulatory policies, or if problems are discovered with a product or our manufacture of a product, or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include imposing fines on us, imposing restrictions on the product or its manufacture and requiring us to recall or remove the product from the market. The regulators could also suspend or withdraw our marketing authorizations, requiring us to conduct additional clinical studies, change our product labeling or submit additional applications for marketing authorization. If any of these events occurs, our ability to sell such product may be impaired, and we may incur substantial additional expense to comply with regulatory requirements, which could materially adversely affect our business, financial condition and results of operations.

We may not be successful in our efforts to use and expand our technology platforms to build a pipeline of product candidates.

A key element of our strategy is to use and expand our technology platforms to build a pipeline of product candidates and progress these product candidates through clinical development for the treatment of a variety of different types of diseases. Although our research and development efforts to date have resulted in a pipeline of product candidates directed at various cancers, we may not be able to develop product candidates that are safe and effective. Even if we are successful in continuing to build our pipeline, the potential product candidates that we identify may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance. If we do not continue to successfully develop and begin to commercialize product candidates, we will face difficulty in obtaining product revenues in future periods, which could result in significant harm to our financial position and adversely affect our share price.

Even if we obtain marketing approval of any of our product candidates in a major pharmaceutical market such as the United States or Europe, we may never obtain approval or commercialize our products in other major markets, which would limit our ability to realize their full market potential.

In order to market any products in a country or territory, we must establish and comply with numerous and varying regulatory requirements of such countries or territories regarding safety and efficacy. Clinical studies conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking regulatory approvals in all major markets could result in significant delays, difficulties and costs for us and may require additional preclinical studies or clinical studies which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in any country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our target market will be reduced and our ability to realize the full market potential of our products will be harmed.

In the United States, we plan to seek fast track designation of AFM13; and we may seek fast track designation of AFM11 and/or our other product candidates or breakthrough designation of AFM13 and/or AFM11 and/or our other product candidates. There is no assurance that the FDA will grant either such designation; and, even if it does grant either such designation to AFM13 or AFM11 or one of our other product candidates, such designation may not actually lead to a faster development or regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval in the United States.

Once more clinical data become available, we plan to seek fast track of AFM13 as a monotherapy and/or as a combination therapy for patients with relapsed/refractory HL, and we may see fast track designation of AFM11 or breakthrough designation of AFM13 and/or AFM11 and/or our other product candidates. The fast track program, a provision of the FDA Modernization Act of 1997, is designed to facilitate interactions between a sponsoring company and the FDA before and during submission of a BLA for an investigational agent that, alone or in combination with one or more other drugs, is intended to treat a serious or life-threatening disease or condition, and which demonstrates the potential to address an unmet medical need for that disease or condition. Under the fast track program, the FDA may consider reviewing portions of a marketing application before the sponsor submits the complete application if the FDA determines, after a preliminary evaluation of the clinical data, that a fast track product may be effective. A fast track designation provides the opportunity for more frequent interactions with the FDA, and a fast track product could be eligible for priority review if supported by clinical data at the time of submission of the BLA.

The FDA is authorized to designate a product candidate as a breakthrough therapy if it finds that the product is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For products designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Products designated as breakthrough therapies by the FDA are also eligible for accelerated approval.

The FDA has broad discretion whether or not to grant fast track or breakthrough designation. Accordingly, even if we believe one of our product candidates meets the criteria for fast track or breakthrough designation, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of fast-track or breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval compared to product candidates considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by the FDA. In addition, even if one or more of our product candidates qualify as fast track or breakthrough therapies, the FDA may later decide that the product candidates no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

We may be unable to obtain orphan product designation or exclusivity for some of our product candidates. If our competitors are able to obtain orphan product exclusivity for their products in the same indications for which we are developing our product candidates, we may not be able to have our products approved by the applicable regulatory authority for a significant period of time. Conversely, if we obtain orphan drug exclusivity for some of our product candidates, we may not be able to benefit from the associated marketing exclusivity.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product candidate as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. In the European Union, or the EU, the European Commission may designate a product candidate as an orphan medicinal product if it is a medicine for the diagnosis, prevention or treatment of life-threatening or very serious conditions that affect not more than five in 10,000 persons in the European Union, or it is unlikely that marketing of the medicine would generate sufficient returns to justify the investment needed for its development. We have received orphan drug designation for AFM13 for the treatment of HL in the United States and Europe, but orphan drug status may not ensure that we have market exclusivity in a particular market and there is no assurance we will be able to receive orphan drug designation for AFM11 or any additional product candidates. Further, the granting of a request for orphan drug designation does not alter the standard regulatory requirements and process for obtaining marketing approval.

Generally, if a product candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which, subject to certain exceptions, precludes the FDA from approving the marketing application of another drug for the same indication for that time period or precludes the EMA, and other national drug regulators in the EU, from accepting the marketing application for another medicinal product for the same indication. The applicable period is seven years in the United States and ten years in the European Union. The EU period can be reduced to six years if a product no longer meets the criteria for orphan drug designation or if the product is sufficiently profitable so that market exclusivity is no longer justified. In the EU, orphan exclusivity may also be extended for an additional two years (i.e., a maximum of 12 years’ orphan exclusivity) if the product is approved on the basis of a dossier that includes pediatric clinical study data generated in accordance with an approved paediatric investigation plan. Orphan drug exclusivity may be lost in the United States if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for one or more of our products that exclusivity may not effectively protect the product from competition because exclusivity can be suspended under certain circumstances. In the United States, even after an orphan drug is approved, the FDA can subsequently approve another drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In the European Union, orphan exclusivity will not prevent a marketing authorization being granted for a similar medicinal product in the same indication if the new product is safer, more effective or otherwise clinically superior to the first product or if the marketing authorization holder of the first product is unable to supply sufficient quantities of the product.

Our product candidates may have serious adverse, undesirable or unacceptable side effects which may delay or prevent marketing approval. If such side effects are identified during the development of our product candidates or following approval, if any, we may need to abandon our development of such product candidates, the commercial profile of any approved label may be limited, or we may be subject to other significant negative consequences following marketing approval, if any.

Although all of our product candidates have undergone or will undergo safety testing to the extent possible and agreed with health authorities, not all adverse effects of drugs can be predicted or anticipated. Immunotherapy and its method of action of harnessing the body’s immune system, especially with respect to T cell TandAbs, is powerful and could lead to serious side effects that we only discover in clinical studies. Unforeseen side effects from any of our product candidates could arise either during clinical development or, if such side effects are rarer, after our product candidates have been approved by regulatory authorities and the approved product has been marketed, resulting in the exposure of additional patients. All of our product candidates are still in clinical or preclinical development. While our phase 1 clinical studies for AFM13 demonstrated a favorable safety profile, the results from future trials of AFM13 or other NK cell-engaging bispecific antibodies may not confirm these results. We are conducting our phase 1 clinical studies of AFM11, the primary objective of which is to assess safety. The harnessing of T cells to kill tumors is risky and may have unintended consequences. So far we have not previously demonstrated that AFM11 is safe in humans, but we cannot predict if the ongoing phase 1 clinical studies will do so.

Furthermore, we are initially developing our product candidates for patients with HL, CD30+ lymphoma, NHL and other indications for whom no other therapies have succeeded and survival times are frequently short. Therefore, we expect that certain patients may die during the clinical studies of our product candidates, and it may be difficult to ascertain whether such deaths are attributable to the underlying disease, complications from the disease, our product candidates or a combination thereof.

The results of future clinical studies may show that our product candidates cause undesirable or unacceptable side effects, which could interrupt, delay or halt clinical studies, and result in delay of, or failure to obtain, marketing approval from the FDA, the European Commission and other regulatory authorities, or result in marketing approval from the FDA, the European Commission and other regulatory authorities with restrictive label warnings or potential product liability claims.

If any of our product candidates receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by such products:

•	regulatory authorities may require us to take our approved product off the market;

•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

•	we may be required to change the way the product is administered, conduct additional clinical studies or change the labeling of the product;

•	we may be subject to limitations on how we may promote the product;

•	sales of the product may decrease significantly;

•	we may be subject to litigation or product liability claims; and

•	our reputation may suffer.

Any of these events could prevent us, our collaborators or our potential future partners from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our products.

Adverse events in the field of immuno-oncology could damage public perception of our product candidates and negatively affect our business.

The commercial success of our products will depend in part on public acceptance of the use of cancer immunotherapies. Adverse events in clinical studies of our product candidates or in clinical studies of others developing similar products and the resulting publicity, as well as any other adverse events in the field of immuno-oncology that may occur in the future, could result in a decrease in demand for any products that we may develop. Although the mode of action of our T cell tetravalent bispecific antibodies differs from that of other approaches in development, the public may not always differentiate between our therapies and others in the field. If public perception is influenced by claims that the use of cancer immunotherapies is unsafe, our products may not be accepted by the general public or the medical community.

Future adverse events in immuno-oncology or the biopharmaceutical industry could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of our products. Any increased scrutiny could delay or increase the costs of obtaining regulatory approval for our product candidates.

Even if approved, if any of our product candidates do not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, our revenue generated from their sales will be limited.

The commercial success of our product candidates will depend upon their acceptance among physicians, patients and the medical community. The degree of market acceptance of our product candidates will depend on a number of factors, including:

•	limitations or warnings contained in the approved labeling for a product candidate;

•	changes in the standard of care for the targeted indications for any of our product candidates;

•	limitations in the approved clinical indications for our product candidates;

•	demonstrated clinical safety and efficacy compared to other products;

•	lack of significant adverse side effects;

•	sales, marketing and distribution support;

•	availability and extent of reimbursement from managed care plans and other third-party payors;

•	timing of market introduction and perceived effectiveness of competitive products;

•	the degree of cost-effectiveness of our product candidates;

•	availability of alternative therapies at similar or lower cost, including generic and over-the-counter products;

•	the extent to which the product candidate is approved for inclusion on formularies of hospitals and managed care organizations;

•	whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy for particular diseases;

•	adverse publicity about our product candidates or favorable publicity about competitive products;

•	convenience and ease of administration of our products; and

•	potential product liability claims.

If any of our product candidates are approved, but do not achieve an adequate level of acceptance by physicians, patients and the medical community, we may not generate sufficient revenue from these products, and we may not become or remain profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

We are subject to manufacturing risks that could substantially increase our costs and limit supply of our product or prevent us from achieving a commercially viable production process.

The process of manufacturing our products is complex, highly regulated and subject to several risks, including:

•	We do not have experience in manufacturing our product candidates at commercial scale. We plan to contract with external manufacturers to develop a larger scale process for manufacturing AFM13 in parallel with our clinical studies of AFM13, in order to have material from such commercial scale process available for a potential pivotal phase 2b trial for patients with HL. We may not succeed in the scaling up of our process. We may need a larger scale manufacturing process for AFM11 than what we have planned, depending on the dose and regimen that will be determined in our phase 1 study. Any changes in our manufacturing processes as a result of scaling up may result in the need to obtain additional regulatory approvals. Difficulties in achieving commercial-scale production or the need for additional regulatory approvals as a result of scaling up could delay the development and regulatory approval of our product candidates and ultimately affect our success.

•	We may not achieve the manufacturing productivity (“yield”) required to achieve a commercially viable cost of goods. Our molecules are novel antibody structures and there is very limited knowledge as to which productivities can be achieved at commercial scale. Low productivities may result in a cost of goods too high to allow profitable commercialization, or give rise to the need for additional manufacturing process optimization which would require additional funding and time.

•	The process of manufacturing biologics, such as AFM13, AFM11 and our other product candidates, is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

•	The manufacturing facilities in which our product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

•	We must comply with applicable current Good Manufacturing Practice, or cGMP, regulations and guidelines. We may encounter difficulties in achieving quality control and quality assurance and may experience shortages in qualified personnel. We are subject to inspections by the FDA and comparable agencies in other jurisdictions to confirm compliance with applicable regulatory requirements. Any failure to follow cGMP or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging, or storage of our product candidates as a result of a failure of our facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize our product candidates, including leading to significant delays in the availability of drug product for our clinical studies or the termination or hold on a clinical study, or the delay or prevention of a filing or approval of marketing applications for our product candidates. Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation. If we are not able to maintain regulatory compliance, we may not be permitted to market our product candidates and/or may be subject to product recalls, seizures, injunctions, or criminal prosecution.

•	Any adverse developments affecting manufacturing operations for our product candidates, if any are approved, may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of our products. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives.

•	Our product candidates that have been produced and are stored for later use may degrade, become contaminated or suffer other quality defects, which may cause the affected product candidates to no longer be suitable for their intended use in clinical studies or other development activities. If the defective product candidates cannot be replaced in a timely fashion, we may incur significant delays in our development programs that could adversely affect the value of such product candidates.

We currently have no marketing, sales or distribution infrastructure. If we are unable to develop sales, marketing and distribution capabilities on our own or through collaborations, or if we fail to achieve adequate pricing and/or reimbursement we will not be successful in commercializing our product candidates.

We currently have no marketing, sales and distribution capabilities because our lead product candidates are still in clinical development. If any of our product candidates are approved, we intend either to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates, or to outsource this function to a third party. Either of these options would be expensive and time consuming. These costs may be incurred in advance of any approval of our product candidates. In addition, we may not be able to hire a sales force that is sufficient in size or has adequate expertise in the medical markets that we intend to target. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our products.

To the extent that we enter into collaboration agreements with respect to marketing, sales or distribution, our product revenue may be lower than if we directly marketed or sold any approved products. In addition, any revenue we receive will depend in whole or in part upon the efforts of these third-party collaborators, which may not be successful and are generally not within our control. If we are unable to enter into these arrangements on acceptable terms or at all, we may not be able to successfully commercialize any approved products. If we are not successful in commercializing any approved products, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

We may not be able to achieve the prices for our products that we may need for sustained profitability. In particular, there are different and changing reimbursement regulations in major market countries and other countries, and we might not be able to show the specific benefit or other requirements required for reimbursement or reimbursement at a specified pricing level in one or more jurisdictions.

In addition, if we successfully develop combinations of our product candidates with other potentially expensive agents, the market may not allow for premium pricing of our products and hence may impair our ability to achieve profitability.

We face significant competition and if our competitors develop and market products that are more effective, safer or less expensive than our product candidates, our commercial opportunities will be negatively impacted.

The life sciences industry is highly competitive and subject to rapid and significant technological change. We are currently developing therapeutics that will compete with other drugs and therapies that currently exist or are being developed. Products we may develop in the future are also likely to face competition from other drugs and therapies, some of which we may not currently be aware. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities and other research institutions. Many of our competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources than we do. Large pharmaceutical companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients and in manufacturing pharmaceutical products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. As a result of all of these factors, our competitors may succeed in obtaining patent protection and/or marketing approval or discovering, developing and commercializing products in our field before we do.

There is a large number of companies developing or marketing treatments for cancer disorders, including many major pharmaceutical and biotechnology companies. These treatments consist of small molecule drug products, biologic therapeutics that work, among others, either by using next-generation antibody technology platforms or new immunological approaches to address specific cancer targets, as well as genetically engineered cellular therapeutics. These treatments are often combined with one another in an attempt to maximize the response rate. In addition, several companies are developing therapeutics that work by targeting multiple specificities using a single recombinant molecule, as we are.

Clinical phase 1 data with the anti-PD-1 CPIs nivolumab and pembrolizumab in HL was published in the New England Journal of Medicine and at several conferences. This early data indicates the potential of anti-PD-1 antibodies to cause high response rates in the salvage setting of HL. The FDA approved nivolumab in classical HL that has relapsed or progressed after autologous hematopoietic stem cell transplantation and brentuximab vedotin in 2016. Adcetris and Phase 2 studies are reported to be ongoing with both nivolumab and pembrolizumab

(registrational intent). If AFM13 were to be approved for HL, we would be in competition with these therapies, as well as any other therapies or combination regimens that comprise the standard of care that AFM13 could potentially displace. Several other agents have reached proof of concept clinical studies in HL, including Afinitor ® (Novartis AG), ferritarg (MABLife), panobinostat (Novartis) and lenalidomide (Celgene).

Adcetris, an antibody-drug conjugate targeting CD30, was approved by the FDA in relapsed/refractory HL in 2011. In addition, Adcetris was approved by the FDA in 2015 for the treatment of patients with HL at high risk of relapse or progression following autologous hematopoietic stem cell transplantation as consolidation treatment. In the European Union, Adcetris is approved for the same indications. Adcetris is also indicated for anaplastic large cell lymphoma (ALCL) and CD30 positive mycosis fungoides, and is currently being investigated in different settings and various combinations in HL. Recent data indicate high complete response rates when combined with nivolumab (with or without ipilimumab) or bendamustine in relapsed/refractory HL.

With respect to competitors for AFM11, rituximab has been approved to treat certain types of NHL in both the United States and Europe and is generally combined with a chemotherapy regimen (typically CHOP or bendamustine). Imbruvica, a small molecule drug targeting malignant B-cells, was approved by the FDA in 2013 to treat the mantle cell variant of NHL (MCL). Amgen develops cancer product candidates that work by targeting receptors both on immune cells and cancer cells, like our TandAbs. Amgen’s blinatumomab, a product based on the BiTE ® (bispecific T cell engager) technology, is an antibody construct similar to AFM11 and was approved by the FDA and EMA to treat patients with relapsed and refractory Philadelphia chromosome-negative precursor B-cell acute lymphoblastic leukemia (B-cell ALL). In addition, Amgen launched a pivotal study of blinatumomab in aggressive NHL in late 2016. MacroGenics’ MGD011, a CD19xCD3 DART in development with partner Janssen Biotech had entered phase 1 in B-NHL and ALL but was terminated in 2017. Morphosys is developing an Fc-enhanced anti-CD19 monoclonal antibody (phase 2). Roche, Xencor and Regeneron are both developing bispecific CD20xCD3 antibodies for the treatment of NHL, each of which is currently in phase 1. In October 2015, the FDA granted breakthrough designation to Pfizer`s CD22-targeting antibody-drug conjugate inotuzumab ozogamizin for the treatment of relapsed and refractory B-ALL. A second CD19-targeting antibody-drug conjugate is being developed by Seattle Genetics and has entered phase 2 in NHL. Juno Therapeutics, Novartis, Bellicum, Cellectis, Bluebird Bio and Kite Pharma are each developing therapies using T cells reengineered with chimeric antigen receptors (CARs) against CD19-positive B-cells. This therapeutic approach, which utilizes a patient’s own T cells after ex-vivo genetic modification or modified allogenic T cells, is currently being investigated in clinical studies. In August 2017, Novartis’ Kymriah (tisagenlecleucel) was approved for the treatment of certain pediatric and young adult patients with a form of ALL, and in October 2017, Kite Pharma’s Yescarta (axicabtagene ciloleucel) was approved for the treatment of patients with large-B-cell lymphomas whose cancer has progressed after receiving at least two prior treatment regimens.

We expect that our tetravalent bispecific antibodies and trispecific antibody platforms as well as our novel tetravalent, bispecific antibody formats s will serve as the basis for future product candidates and collaborations with pharmaceutical companies. Other companies also have developed platform technologies that compete with us. For example, MacroGenics is developing its DART and Xencor is developing its Xmab platform, which enable the targeting of multiple receptors or cells by using a single molecule with an antibody-like structure. Ablynx is also developing such a platform aimed at multi-specific targeting, which to date has not reached clinical testing.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe effects, are more convenient, have a broader label, are marketed more effectively, are reimbursed or are less expensive than any products that we may develop. Our competitors also may obtain FDA, European Commission or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Even if our product candidates achieve marketing approval, they may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness.

In addition, our ability to compete in the future may be affected in many cases by insurers or other third-party payors seeking to encourage the use of biosimilar products. In March 2010, former President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Health Care Reform Law, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. The Health Care Reform Law also created a new regulatory scheme authorizing the FDA to approve biosimilars. Under the Health Care Reform Law, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product,” without the need to submit a full package of preclinical and clinical data. Under this new statutory scheme, an application for a biosimilar product may not be submitted to the FDA until four years following approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical studies to demonstrate the safety, purity and potency of their product. Furthermore, recent legislation has proposed that the 12-year exclusivity period for each a reference product may be reduced to seven years.

Smaller and other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical study sites and patient registration for clinical studies, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, the biopharmaceutical industry is characterized by rapid technological change. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical.

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and may affect the prices we may set. The successful commercialization of our product candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate coverage and reimbursement levels and pricing policies.

In the United States, the European Union, its member states and some other foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system. These changes could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to sell profitably any products for which we obtain marketing approval. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access to healthcare.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sale prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost-reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products. If we successfully develop combinations of our product candidates with other potentially expensive agents, we may not achieve premium pricing for our products, which may impair our ability to achieve profitability. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In addition, the Health Care Reform Law, among other things, increased rebates a manufacturer must pay to the Medicaid program, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, established a new Medicare Part D coverage gap discount program, in which manufacturers must provide 50% point-of-sale discounts on products covered under Part D and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. Further, the new law imposed a significant annual fee on companies that manufacture or import branded prescription drug products. Substantial new provisions affecting compliance were enacted, which may affect our business practices with health care practitioners. The goal of the Health Care Reform Law is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the Health Care Reform Law may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of, and the price we may charge for, any products we develop that receive regulatory approval. Subsequent to the 2016 presidential election, some members of the U.S. Congress are working to repeal the Health Care Reform Law. For example, since January 2017, President Trump has signed two executive orders and other directives designed to delay, circumvent, or loosen certain requirements mandated by the Health Care Reform Law. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the Health Care Reform Law. The recently enacted Tax Cuts and the Jobs Act includes a provision that repeals, effective January 1, 2019, the tax-based shared responsibility payment imposed by the Health Care Reform Law on certain individuals who fail to maintain qualifying health coverage for all or part of a year.

Because of the continued uncertainty about the implementation of the Health Care Reform Law, including the potential for further legal challenges or repeal of that legislation, we cannot quantify or predict with any certainty the likely impact of the Health Care Reform Law or its repeal on our business model, prospects, financial condition or results of operations, in particular on the pricing, coverage or reimbursement of any of our product candidates that may receive marketing approval. We also anticipate that Congress, state legislatures, and third-party payors may continue to review and assess alternative healthcare delivery and payment systems and may in the future propose and adopt legislation or policy changes or implementations effecting additional fundamental changes in the healthcare delivery system. We cannot assure you as to the ultimate content, timing, or effect of changes, nor is it possible at this time to estimate the impact of any such potential legislation.

Moreover, other legislative changes have also been proposed and adopted in the United States since the Health Care Reform Law was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, former President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other health care funding, which could have a material adverse effect on our customers and accordingly, our financial operations.

The delivery of healthcare in the European Union, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize any products for which we obtain marketing approval.

If any product liability lawsuits are successfully brought against us or any of our collaborators, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability lawsuits related to the testing of our product candidates in seriously ill patients, and will face an even greater risk if product candidates are approved by regulatory authorities and introduced commercially. Despite mandatory product liability insurances in the countries in which we are conducting our clinical studies, we cannot exclude that any claims will be brought against us or our collaborators although product liability claims by participants enrolled in our clinical studies will be usually covered by our insurances. If we cannot successfully defend ourselves against any such claims, we may incur substantial liabilities. Regardless of their merit or eventual outcome, liability claims may result in:

•	decreased demand for our future approved products;

•	injury to our reputation;

•	withdrawal of clinical study participants;

•	termination of clinical study sites or entire trial programs;

•	increased regulatory scrutiny;

•	significant litigation costs;

•	substantial monetary awards to or costly settlement with patients or other claimants;

•	product recalls or a change in the indications for which they may be used;

•	loss of revenue;

•	diversion of management and scientific resources from our business operations; and

•	the inability to commercialize our product candidates.

If any of our product candidates are approved for commercial sale, we will be highly dependent upon consumer perceptions of us and the safety and quality of our products. We could be adversely affected if we are subject to negative publicity. We could also be adversely affected if any of our products or any similar products distributed by other companies prove to be, or are asserted to be, harmful to patients. Because of our dependence upon consumer perceptions, any adverse publicity associated with illness or other adverse effects resulting from patients’ use or misuse of our products or any similar products distributed by other companies could have a material adverse impact on our financial condition or results of operations.

We have insurance, but our current insurance coverage and any additional coverage for further clinical studies may not be adequate to cover all liabilities that we may incur. We may need to increase and expand our insurance coverage when we begin the commercialization of our product candidates. Insurance coverage is becoming increasingly expensive. As a result, we may be unable to maintain or obtain sufficient insurance at a reasonable cost to protect us against losses that could have a material adverse effect on our business. A successful product liability claim or series of claims brought against us, particularly if judgments exceed any insurance coverage we may have, could decrease our cash resources and adversely affect our business, financial condition and results of operation.

Our business may become subject to economic, political, regulatory and other risks associated with international operations.

Our business is subject to risks associated with conducting business internationally. A number of our suppliers and collaborative and clinical study relationships are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

•	economic weakness, including inflation, or political instability in particular non-U.S. economies and markets;

•	differing regulatory requirements for drug approvals in non-U.S. countries;

•	potentially reduced protection for intellectual property rights;

•	difficulties in compliance with non-U.S. laws and regulations;

•	changes in non-U.S. regulations and customs, tariffs and trade barriers;

•	changes in non-U.S. currency exchange rates and currency controls;

•	changes in a specific country’s or region’s political or economic environment;

•	trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

•	negative consequences from changes in tax laws;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	difficulties associated with staffing and managing international operations, including differing labor relations;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

Exchange rate fluctuations or abandonment of the euro currency may materially affect our results of operations and financial condition.

Potential future revenue may be derived from abroad, particularly from the United States. As a result, our business and share price may be affected by fluctuations in foreign exchange rates between the euro and these other currencies, which may also have a significant impact on our reported results of operations and cash flows from period to period. We have converted into euros only the portion of the IPO proceeds and the proceeds from our follow-on offerings in May 2015 and January/February 2017, the private placement in October 2015 and sales pursuant to our at-the-market sales agreement that will be spent in euros according to our budget. If the projected payments in either euro or US$ changes, we may be subject to foreign exchange-rate risk. Currently, we do not have any other exchange rate hedging measures in place. Despite measures taken by the European Union to provide funding to certain EU member states in financial difficulties and by a number of European countries to stabilize their economies and reduce their debt burdens, it is possible that the euro could be abandoned in the future as a currency by countries that have adopted its use. This could lead to the re-introduction of individual currencies in one or more EU member states, or in more extreme circumstances, the dissolution of the European Union. The effects on our business of a potential dissolution of the European Union, the exit of one or more EU member states from the European Union or the abandonment of the euro as a currency, are impossible to predict with certainty, and any such events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Financial Position and Need for Additional Capital

We have incurred significant losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We have no products approved for commercial sale, and to date we have not generated any revenue or profit from product sales. We may never achieve or sustain profitability.

We are a clinical-stage biopharmaceutical company with a limited operating history. We have incurred significant losses since our inception. As of September 30, 2017, our accumulated deficit was €176.2 million. Our losses have resulted principally from expenses incurred in research and development of our product candidates and from general and administrative expenses that we have incurred while building our business infrastructure. We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue our research and development of, and seek regulatory approvals for, our product candidates, prepare for and begin to commercialize any approved products, and add infrastructure and personnel to support our product development efforts and operations as a public company. The net losses and negative cash flows incurred to date, together with expected future losses, have had, and likely will continue to have, an adverse effect on our shareholders’ equity and working capital. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. For example, our expenses could increase if we are required by the FDA or the EMA to perform trials in addition to those that we currently expect to perform, or if there are any delays in completing our currently planned clinical studies or in the development of any of our product candidates.

To become and remain profitable, we must succeed in developing and commercializing products with significant market potential. This will require us to be successful in a range of challenging activities for which we are only in the preliminary stages, including developing product candidates, obtaining regulatory approval for them, and manufacturing, marketing and selling those products for which we may obtain regulatory approval. We may never succeed in these activities and may never generate revenue from product sales that is significant enough to achieve profitability. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

•	completing research and clinical development of our product candidates, including successfully completing registration clinical studies of AFM13 or AFM11;

•	obtaining marketing approvals for our product candidates, including AFM13 or AFM11, for which we complete clinical studies;

•	developing a sustainable and scalable manufacturing process for any approved product candidates and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) products to support clinical development and the market demand for our product candidates, if approved;

•	launching and commercializing product candidates for which we obtain marketing approval, either directly or with a collaborator or distributor;

•	establishing sales, marketing, and distribution capabilities in the United States;

•	obtaining market acceptance of our product candidates as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring and/or developing new product candidates;

•	negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter;

•	maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

•	attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Because of the numerous risks and uncertainties with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become or remain profitable would depress our market value and could impair our ability to raise capital, expand our business, develop other product candidates, or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available, may require us to delay, scale back, or cease our product development programs or operations.

We are advancing our product candidates through clinical development. Developing pharmaceutical products, including conducting preclinical studies and clinical studies, is expensive. In order to obtain such regulatory approval, we will be required to conduct clinical studies for each indication for each of our product candidates. We will require additional funding to complete the development and commercialization of our product candidates and to continue to advance the development of our other product candidates, and such funding may not be available on acceptable terms or at all. Although it is difficult to predict our liquidity requirements, based upon our current operating plan, we anticipate that the net proceeds from this offering, together with our existing liquidity and additional budgeted revenues will enable us to fund the clinical development of AFM13 and AFM11 and pre-clinical development of AFM24 and AFM26 for at least until the fourth quarter of 2019, assuming all of our programs advance as currently contemplated. Because successful development of our product candidates is uncertain, we are unable to estimate the actual funds we will require to complete research and development and to commercialize our product candidates.

Our future funding requirements will depend on many factors, including but not limited to:

•	the number and characteristics of other product candidates that we pursue;

•	the scope, progress, timing, cost and results of research, preclinical development, and clinical studies;

•	the costs, timing and outcome of seeking and obtaining FDA and non-U.S. regulatory approvals;

•	the costs associated with manufacturing our product candidates and establishing sales, marketing, and distribution capabilities;

•	our ability to maintain, expand, and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense and enforcement of any patents or other intellectual property rights;

•	the extent to which we acquire or in-license other products or technologies;

•	our need and ability to hire additional management, scientific, and medical personnel;

•	the effect of competing products that may limit market penetration of our product candidates;

•	the amount and timing of revenues, if any, we receive from commercial sales of any product candidates for which we receive marketing approval in the future;

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and

•	the economic and other terms, timing of and success of our existing collaborations, and any collaboration, licensing, or other arrangements into which we may enter in the future, including the timing of achievement of milestones and receipt of any milestone or royalty payments under these agreements.

Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through a combination of public or private equity offerings, debt financings, strategic collaborations, and grant funding. If sufficient funds on acceptable terms are not available when needed, or at all, we could be forced to significantly reduce operating expenses and delay, scale back or eliminate one or more of our development programs or our business operations or even go bankrupt.

Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our intellectual property or future revenue streams.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations. We do not have any committed external source of funds. In the event we need to seek additional funds, we may raise additional capital through the sale of equity or convertible debt securities. In such an event, our shareholders’ ownership interests will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect our shareholders’ rights as holders of our common shares. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

On November 30, 2016, our subsidiary Affimed GmbH entered into a loan agreement with Silicon Valley Bank, a California corporation (“SVB”), as lender, which we fully guarantee. The loan agreement provides us with a senior secured term loan facility for up to €10.0 million, which agreement was amended in May 2017 to provide that such amount would be available in three tranches. On December 8, 2016, we fully drew down the initial tranche of €5.0 million, and on May 31, 2017 we drew down the second tranche of €2.5 million; the availability of the third tranche expired in September 2017 with such amount remaining undrawn. In connection with such drawdowns, we issued SVB warrants to purchase 219,692 of our common shares, at a weighted-average exercise price of $2.07 per common share (€1.75 per common share).

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, product candidates, intellectual property or future revenue streams. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and our cash on hand and may not use them effectively.

As of September 30, 2017, we had €33.3 million in cash and cash equivalents, and we had certificates of deposit of €8.5 million due within six months or less, amounting to €41.8 million of liquidity. Our management will have broad discretion in the use of such funds and the proceeds from this offering and could spend them in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common shares to decline and delay the development of our product candidates. Pending their use, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

Our ability to use our net operating loss carry forwards and other tax attributes may be limited.

Our ability to utilize our net operating losses, or NOLs, is currently limited, and may be limited further, under Section 8c of the Körperschaftsteuergesetz (the German Corporation Income Tax Act) and Section 10a of the Gewerbesteuergesetz (the German Trade Tax Act). These limitations apply if a qualified ownership change, as defined by Section 8c of the Körperschaftsteuergesetz, occurs and no exemption is applicable. Generally, a qualified ownership change occurs if more than 25% of the share capital or the voting rights are directly or indirectly transferred to a shareholder or a group of shareholders within a period of five years. A qualified ownership change may also occur in case of an increase in capital leading to a respective change in the shareholding. In the case of such a qualified ownership change tax loss carry forwards, consisting of the NOLs in the same percentage as the ownership change, cannot be utilized. If the percentage of the ownership change exceeds 50%, tax loss carry forwards expire in full. To the extent that the tax loss carry forwards do not exceed hidden reserves taxable in Germany, they may be further utilized despite a qualified ownership change. Furthermore, Section 8c of the Körperschaftssteuergesetz is not applicable to a company provided that such company continues only those operations which are causing the loss (Section 8d Körperschaftsteuergesetz). In addition the Bundesverfassungsgericht (German Supreme Court) ruled that Section 8c of the Körperschaftsteuergesetz or parts thereof do not comply with the German constitution and therefore the German legislator has to adjust Section 8c of the Körperschaftsteuergesetz with retroactive effect for the years 2008 onwards by December 31, 2018.

As of September 30, 2017, we had estimated NOL carry forwards for German tax purposes of €140 million. Future changes in share ownership may also trigger an ownership change and, consequently, a Section 8c Körperschaftsteuergesetz or a Section 10a Gewerbesteuergesetz limitation. Any limitation may result in the expiration of a portion or the complete tax operating loss carry forwards before they can be utilized. As a result, if we earn net taxable income, our ability to use our pre-change NOL carry forwards to reduce German income tax may be subject to limitations, which could potentially result in increased future cash tax liability to us.

Risks Related to Our Dependence on Third Parties

Our existing collaborations on research and development candidates are important to our business, and future collaborations may also be important to us. If we are unable to maintain any of these collaborations, if these collaborations are not successful or if we fail to enter into new strategic relationships, our business could be adversely affected.

We have entered into collaborations with other companies that we believe have provided us with valuable funding or other resources such as access to technologies, including our collaborations with The Leukemia & Lymphoma Society, Merck, The MD Anderson Cancer Center and our former collaboration with Amphivena. In the future, we may enter into additional collaborations to leverage our technology platforms, fund our research and development programs or to gain access to sales, marketing or distribution capabilities. Our existing collaborations, and any future collaborations we enter into, may pose a number of risks, including the following:

•	collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

•	collaborators may not perform their obligations as expected;

•	collaborators may not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs based on clinical study results, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

•	collaborators may delay clinical studies, provide insufficient funding for a clinical study program, stop a clinical study or abandon a product candidate, repeat or conduct new clinical studies or require a new formulation of a product candidate for clinical testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

•	product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;

•	a collaborator with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;

•	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and

•	collaborations may be terminated for the convenience of the collaborator and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

If our collaborations on research and development candidates do not result in the successful development and commercialization of products or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone or royalty payments under the collaboration. If we do not receive the funding we expect under these agreements, our development of our technology platforms and product candidates could be delayed and we may need additional resources to develop product candidates and our technology platforms.

All of the risks relating to product development, regulatory approval and commercialization described in this prospectus supplement also apply to the activities of our program collaborators. For example, Amphivena had entered into a warrant agreement with Janssen Biotech Inc. that gave Janssen the option to acquire Amphivena following IND acceptance by the FDA, upon predetermined terms, in exchange for payments under the warrant. Upon effectiveness of such IND application in July 2016, Janssen decided to not exercise its option to purchase

Amphivena, which could potentially be viewed as having negative implications for our business and prospects. We are supporting the clinical development of Amphivena’s product candidate with €1.9 million in financing, €1.0 million of which was invested in Amphivena in October 2016, €0.6 million of which was invested in March 2017 and €0.3 million of which was invested in December 2017.

Additionally, subject to its contractual obligations to us, if one of our collaborators is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by us. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators.

For some of our product candidates, we may in the future determine to collaborate with additional pharmaceutical and biotechnology companies for development and potential commercialization of therapeutic products. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. These factors may include the design or results of clinical studies, the likelihood of approval by the FDA, the European Commission or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate.

Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market or continue to develop our technology platforms and our business may be materially and adversely affected.

We may also be restricted under existing collaboration agreements from entering into future agreements on certain terms with potential collaborators. Subject to certain specified exceptions, our former collaboration with Amphivena contains restrictions on our engaging in activities that were the subject of the collaboration with third parties for specified periods of time. These restrictions survived the expiration of the agreement in July 2016.

Independent clinical investigators and CROs that we engage to conduct our clinical studies may not devote sufficient time or attention to our clinical studies or be able to repeat their past success.

We expect to continue to depend on independent clinical investigators and CROs to conduct our clinical studies. CROs may also assist us in the collection and analysis of data. There is a limited number of third-party service providers that specialize or have the expertise required to achieve our business objectives. Identifying, qualifying and managing performance of third-party service providers can be difficult, time consuming and cause delays in our development programs. These investigators and CROs will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time, which they devote to our product candidates and clinical studies. In addition, certain clinical studies in which we are involved and which are testing our product candidates are sponsored by academic sites, known as Investigator Sponsored Trials, or ISTs. By definition, the financing, design, and conduct of the study are under the sole responsibility of the respective sponsor. Therefore, we have limited control over these studies and we do not have control over the timing and reporting of the data from these trials. In addition, we may have limited information about ISTs while they are being conducted, including the status of trial initiation and patient recruitment, changes to trial design and clinical study results. Our

AFM13 phase 2a in HL and our phase 1b/2a in CD30+ lymphoma with cutaneous manifestation are ISTs. If independent investigators or CROs fail to devote sufficient resources to the development of our product candidates, or if their performance is substandard, it may delay or compromise the completion of trials of our product candidates as well as the prospects for approval and commercialization of any product candidates that we develop. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. Further, the FDA and other regulatory authorities require that we comply with standards, commonly referred to as current Good Clinical Practice, or cGCP, and other local legal requirements, e.g. data privacy, for conducting, recording and reporting clinical studies to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. Failure of clinical investigators or CROs to meet their obligations to us or comply with cGCP procedures or other applicable legal requirements could adversely affect the clinical development of our product candidates and harm our business.

We contract with third parties for the manufacture of our product candidates for clinical testing in mono- and combination therapy settings and expect to continue to do so for commercialization. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products, or compounds of such third parties, or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We anticipate continuing our engagement of contract manufacturing organizations to provide our clinical supply and internal capacity as we advance our product candidates into and through clinical development. We expect to use third parties for the manufacture of our product candidates for clinical testing, as well as for commercial manufacture. We plan to eventually enter into long-term supply agreements with several manufacturers for commercial supplies. We may be unable to reach agreement on satisfactory terms with contract manufacturers to manufacture our product candidates.

Additionally, the facilities to manufacture our product candidates must be the subject of a satisfactory inspection before the FDA, the EMA or other regulatory authorities approve a BLA or grant a marketing authorization for the product candidate manufactured at that facility. We will depend on these third-party manufacturing partners for compliance with the FDA’s and the EMA’s requirements for the manufacture of our finished products. If our manufacturers cannot successfully manufacture material that conforms to our specifications and the FDA, European Commission and other regulatory authorities’ cGMP requirements, our product candidates will not be approved or, if already approved, may be subject to recalls.

Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured the product candidates ourselves, including:

•	the possibility of a breach of the manufacturing agreements by the third parties because of factors beyond our control;

•	the possibility of termination or nonrenewal of the agreements by the third parties before we are able to arrange for a qualified replacement third-party manufacturer; and

•	the possibility that we may not be able to secure a manufacturer or manufacturing capacity in a timely manner and on satisfactory terms in order to meet our manufacturing needs.

Any of these factors could cause the delay of approval or commercialization of our product candidates, cause us to incur higher costs or prevent us from commercializing our product candidates successfully. Furthermore, if any of our product candidates are approved and contract manufacturers fail to deliver the required commercial quantities of finished product on a timely basis and at commercially reasonable prices, and we are unable to find one or more replacement manufacturers capable of production at a substantially equivalent cost, in substantially equivalent volumes and quality and on a timely basis, we would likely be unable to meet demand for our products and could lose potential revenue. It may take several years to establish an alternative source of supply for our product candidates and to have any such new source approved by the FDA, the EMA or any other relevant regulatory authorities.

For our clinical development of AFM13 in combination with the anti-PD-1 CPI Keytruda (pembrolizumab), we entered into an agreement with Merck pursuant to which Merck is providing us with pembrolizumab to conduct a phase 1b clinical combination trial in relapsed/refractory HL. We are dependent on Merck for this supply of pembrolizumab. In addition, if we wish to pursue further development of AFM13 in combination with pembrolizumab or any other CPI, we will need to reach an agreement with Merck or another partner for such supply of pembrolizumab or another CPI, respectively. If we do not have an adequate supply and/or cannot reach an agreement with the applicable partner, we may not be able to develop AFM13 in such a combination. Any future supply agreement with a partner for combination trials with AFM13 could influence on our clinical development strategy or our intellectual property or our economic rights, and therefore might impact the content we can derive from such clinical development.

Risks Related to Our Intellectual Property

If we are unable to obtain and enforce patent protection for our product candidates and related technology, our business could be materially harmed.

Issued patents may be challenged, narrowed, invalidated or circumvented. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by biotechnology companies. The legal systems of certain countries do not favor the aggressive enforcement of patents, and the laws of non-U.S. countries may not allow us to protect our inventions with patents to the same extent as the laws of the United States and Europe. Because patent applications in the United States, Europe and many other non-U.S. jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in scientific literature lag behind actual discoveries, we cannot be certain that we were the first to make the inventions claimed in our issued patents or pending patent applications, or that we were the first to file for protection of the inventions set forth in our patents or patent applications. As a result, we may not be able to obtain or maintain protection for certain inventions. Therefore, the enforceability and scope of our patents in the United States, Europe and in other non-U.S. countries cannot be predicted with certainty and, as a result, any patents that we own or license may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection from our pending patent applications, from those we may file in the future, or from those we may license from third parties. Moreover, even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives.

We own and/or control our AFM13 patent portfolio, which includes three patent families. Our first patent family is issued and relates to the engineered antibody format, which is called TandAb®, and the methods of making or using such bispecific, tetravalent domain antibodies. This patent family will expire in 2019. The second patent family on AFM13 consists of European patents relating to the use of the specific target combination for the treatment of cancer using a bispecific molecule and will expire in 2020. Our third patent family relates to the mode of action of AFM13, the recruitment of immune effector cells via a specific receptor. These patents will expire in 2026. We also own and/or control our AFM11 patent portfolio, which includes issued patents and pending patent applications. As in the case of AFM13, our issued patents relate to the engineered antibody format and will expire in 2019. The pending patent application family claims a new TandAb structure which was specifically used in AFM11, and issued patents in this family will expire in 2030.

Our strategy depends on our ability to identify and seek patent protection for our discoveries. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous, or we may financially not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. The issuance of a patent does not ensure that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties. In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology. Third parties may also seek to market biosimilar versions of any approved products. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend and/or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid and/or unenforceable. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations for which legal principles remain unsolved. The standards which the United States Patent and Trademark Office, or USPTO, and its non-U.S. counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. The laws of some non-U.S. countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these non-U.S. countries. Outside the United States, patent protection must be sought in individual jurisdictions, further adding to the cost and uncertainty of obtaining adequate patent protection outside of the United States. Accordingly, we cannot predict whether additional patents protecting our technology will issue in the United States or in non-U.S. jurisdictions, or whether any patents that do issue will have claims of adequate scope to provide competitive advantage. Moreover, we cannot predict whether third parties will be able to successfully obtain claims or the breadth of such claims. The allowance of broader claims may increase the incidence and cost of patent interference proceedings, opposition proceedings, and/or reexamination proceedings, the risk of infringement litigation, and the vulnerability of the claims to challenge. On the other hand, the allowance of narrower claims does not eliminate the potential for adversarial proceedings, and may fail to provide a competitive advantage. Our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products, or provide us with any competitive advantage.

We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

Even after they have issued, our patents and any patents which we license may be challenged, narrowed, invalidated or circumvented. If our patents are invalidated or otherwise limited or will expire prior to the commercialization of our product candidates, other companies may be better able to develop products that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition.

The following are examples of litigation and other adversarial proceedings or disputes that we could become a party to involving our patents or patents licensed to us:

•	we or our collaborators may initiate litigation or other proceedings against third parties to enforce our patent rights;

•	third parties may initiate litigation or other proceedings seeking to invalidate patents owned by or licensed to us or to obtain a declaratory judgment that their product or technology does not infringe our patents or patents licensed to us;

•	third parties may initiate opposition or reexamination proceedings challenging the validity or scope of our patent rights, requiring us or our collaborators and/or licensors to participate in such proceedings to defend the validity and scope of our patents;

•	there may be a challenge or dispute regarding inventorship or ownership of patents currently identified as being owned by or licensed to us;

•	the U.S. Patent and Trademark Office may initiate an interference between patents or patent applications owned by or licensed to us and those of our competitors, requiring us or our collaborators and/or licensors to participate in an interference proceeding to determine the priority of invention, which could jeopardize our patent rights; or

•	third parties may seek approval to market biosimilar versions of our future approved products prior to expiration of relevant patents owned by or licensed to us, requiring us to defend our patents, including by filing lawsuits alleging patent infringement.

These lawsuits and proceedings would be costly and could affect our results of operations and divert the attention of our managerial and scientific personnel. There is a risk that a court or administrative body would decide that our patents are invalid or not infringed by a third party’s activities, or that the scope of certain issued claims must be further limited. An adverse outcome in a litigation or proceeding involving our own patents could limit our ability to assert our patents against these or other competitors, affect our ability to receive royalties or other licensing consideration from our licensees, and may curtail or preclude our ability to exclude third parties from making, using and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects and financial condition.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	others may be able to develop a platform that is similar to, or better than, ours in a way that is not covered by the claims of our patents;

•	others may be able to make compounds that are similar to our product candidates but that are not covered by the claims of our patents;

•	we might not have been the first to make the inventions covered by patents or pending patent applications;

•	we might not have been the first to file patent applications for these inventions;

•	any patents that we obtain may not provide us with any competitive advantages or may ultimately be found invalid or unenforceable; or

•	we may not develop additional proprietary technologies that are patentable.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our future approved products or impair our competitive position.

Patents could be issued to third parties that we may ultimately be found to infringe. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing product candidates using our technology. Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations. Moreover, our failure to maintain a license to any technology that we require may also materially harm our business, financial condition, and results of operations. Furthermore, we would be exposed to a threat of litigation.

In the pharmaceutical industry, significant litigation and other proceedings regarding patents, patent applications, trademarks and other intellectual property rights have become commonplace. The types of situations in which we may become a party to such litigation or proceedings include:

•	we or our collaborators may initiate litigation or other proceedings against third parties seeking to invalidate the patents held by those third parties or to obtain a judgment that our products or processes do not infringe those third parties’ patents;

•	if our competitors file patent applications that claim technology also claimed by us or our licensors, we or our licensors may be required to participate in interference or opposition proceedings to determine the priority of invention, which could jeopardize our patent rights and potentially provide a third party with a dominant patent position;

•	if third parties initiate litigation claiming that our processes or products infringe their patent or other intellectual property rights, we and our collaborators will need to defend against such proceedings; and

•	if a license to necessary technology is terminated, the licensor may initiate litigation claiming that our processes or products infringe or misappropriate their patent or other intellectual property rights and/or that we breached our obligations under the license agreement, and we and our collaborators would need to defend against such proceedings.

These lawsuits would be costly and could affect our results of operations and divert the attention of our management and scientific personnel. There is a risk that a court would decide that we or our collaborators are infringing the third party’s patents and would order us or our collaborators to stop the activities covered by the patents. In that event, we or our collaborators may not have a viable alternative to the technology protected by the patent and may need to halt work on the affected product candidate or cease commercialization of an approved product. In addition, there is a risk that a court will order us or our collaborators to pay the other party damages. An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all. Any of these outcomes could have a material adverse effect on our business.

The pharmaceutical and biotechnology industries have produced a significant number of patents, and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform or predictable. If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing our product candidates to market and be precluded from manufacturing or selling our product candidates.

The cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

The patent protection and patent prosecution for some of our product candidates is dependent on third parties.

While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product candidates, there may be times when the filing and prosecution activities for patents relating to our product candidates are controlled by our licensors. This is the case under the terms of our license agreements with DKFZ and XOMA, where DKFZ and XOMA are entirely responsible for the prosecution, protection and maintenance of the licensed patents and patent applications. Neither DKFZ nor XOMA has any obligation to provide us any information with respect to such prosecution and we will not have access to any patent prosecution or maintenance information that is not publicly available. Although we monitor DKFZ’s and XOMA’s ongoing prosecution and maintenance of the licensed patents, if DKFZ, XOMA or any of our future licensing partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering AFM13, AFM11 or any of our product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using, and selling competing products.

Our business may be adversely affected if we are unable to gain access to relevant intellectual property rights of third parties, or if our licensing partners terminate our rights in certain technologies that are licensed or sublicensed to us.

We currently rely, and may in the future rely, on certain intellectual property rights licensed from third parties in order to be able to use various proprietary technologies that are material to our business. For example, our TandAbs technology was developed under certain patents licensed exclusively to us by DKFZ under a 2001 license agreement which was subsequently amended in 2006. Additionally, an antibody generated in the development of our TandAbs candidates was developed using antibody phage display technologies licensed to us by XOMA. In each of these cases, the licensor retains their full ownership interest with respect to the licensed patent rights, and our rights to use the technologies associated with those patents and to employ the inventions claimed in the licensed patent rights are subject to the continuation of and our compliance with the terms of those licenses.

In some cases, we do not control the prosecution, maintenance or filing of the patents to which we hold licenses, and the enforcement of our licensed patents or defense of any claims asserting the invalidity of these patents is subject to the control or cooperation of our licensors. For example, DKFZ retains responsibility for the prosecution and maintenance of its patent rights licensed under the terms of its agreement with us, and XOMA retains the right, at its sole discretion, to enforce, maintain and otherwise protect its patent rights licensed to us pursuant to our 2006 license agreement with XOMA. We cannot be certain that our licensors will prosecute, maintain, enforce and defend the licensed patent rights in a manner consistent with the best interests of our business. We also cannot be certain that drafting or prosecution of the licensed patents by our licensors have been conducted in compliance with applicable laws and regulations and will result in valid and enforceable patents and other intellectual property rights.

We are a party to a number of agreements, including license agreements, through which we have gained rights to certain intellectual property that relate to our business and we expect to enter into additional such agreements in the future. Our existing agreements impose, and we expect that future agreements will impose, various diligence, commercialization, milestone payment, royalty, and other obligations on us. Certain of our licenses, including each of our licenses with DKFZ and XOMA, contain provisions that allow the licensor to terminate the license upon the occurrence of specific events or conditions. For example, our rights under each of the licenses described above are subject to our continued compliance with the terms of the licenses, certain diligence and development obligations, the payment of royalties, milestone payments and other fees, and certain disclosure and confidentiality obligations. If we are found to be in breach of any of our license agreements, in certain circumstances our licensors may take action against us, including by terminating the applicable license. Because of the complexity of our product candidates and the patents we have licensed, determining the scope of the licenses and related obligations may be difficult and could lead to disputes between us and the licensor. An unfavorable resolution of such a dispute could lead to an increase in the royalties payable pursuant to the license or a termination of the license. If any of our licensors were to terminate our license agreement with them, we may be prevented from the continued use of certain technologies, including our rights to the TandAbs, Flexibody and antibody phage display technologies, in clinical studies or, if our products are approved for marketing, from using such technologies in the manufacturing of products that could be sold commercially. This could delay or prevent us from offering our product candidates. We might not have the necessary rights or the financial resources to develop, manufacture or market our current or future product candidates without the rights granted under these licenses, and the loss of sales or potential sales in such product candidates could have a material adverse effect on our business, financial condition, results of operations and prospects.

Under certain of our agreements, our licensors have the right to convert an exclusive license to a non-exclusive license upon the expiration of the initial exclusivity period or upon the occurrence of certain events. Such a conversion would potentially allow third parties to practice the technologies licensed under the agreement, and could materially adversely affect the value of the product candidate we are developing under the agreement.

In addition to the above risks, certain of our intellectual property rights are sublicenses under intellectual property owned by third parties. The actions of our licensors may therefore affect our rights to use our sublicensed intellectual property, even if we are in compliance with all of the obligations under our license agreements.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

We currently have rights to the intellectual property, through licenses from third parties and under patents that we own, to develop our product candidates. Because our programs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license, maintain or use these proprietary rights. In addition, our product candidates may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. We may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources, and greater clinical development and commercialization capabilities.

For example, we sometimes collaborate with U.S. and non-U.S. academic institutions to accelerate our preclinical research or development under written agreements with these institutions. Typically, these institutions provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our applicable product candidate or program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain a license to third-party intellectual property rights necessary for the development of a product candidate or program, we may have to abandon development of that product candidate or program and our business and financial condition could suffer.

If we are unable to protect the confidentiality of our proprietary information, the value of our technology and products could be adversely affected.

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, and other proprietary information. To maintain the confidentiality of trade secrets and proprietary information, we enter into confidentiality agreements with our employees, to the extent a confidentiality obligation is not covered by their employment agreements, consultants, collaborators and others upon the commencement of their relationships with us. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties and the public domain, so that it cannot be used for patent protection anymore, either by local law or if not applicable pursuant to specific agreements with employees and our personnel policies it is intended that any inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements or may not comply with their terms or with local law. Thus, despite such legal provisions or agreement, such inventions may become assigned to third parties. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these legal provisions or agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions. To the extent that an individual who is not an employee of us and thus not obligated to assign rights in intellectual property to us is rightfully an inventor of intellectual property, we may need to obtain an assignment or a license to that intellectual property from that individual, or a third party or from that individual’s assignee. Such assignment or license may not be available on commercially reasonable terms or at all.

Adequate remedies may not exist in the event of unauthorized use or disclosure of our proprietary information. The disclosure of our trade secrets would impair our competitive position and may materially harm our business, financial condition and results of operations. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to maintain trade secret protection could adversely affect our competitive business position. In addition, others may independently discover or develop our trade secrets and proprietary information, and the existence of our own trade secrets affords no protection against such independent discovery.

As is common in the biotechnology and pharmaceutical industries, we employ individuals who were previously or concurrently employed at research institutions and/or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers, or that patents and applications we have filed to protect inventions of these employees, even those related to one or more of our product candidates, are rightfully owned by their former or concurrent employer. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various non-U.S. patent offices at various points over the lifetime of our patents and/or applications. We have systems in place to remind us to pay these fees, and we rely on our outside counsel to pay these fees when due. Additionally, the USPTO and various non-U.S. patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business. In addition, we are responsible for the payment of patent fees for patent rights that we have licensed from other parties. If any licensor of these patents does not itself elect to make these payments, and we fail to do so, we may be liable to the licensor for any costs and consequences of any resulting loss of patent rights.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States and Europe. In addition, the laws of some countries outside the United States and Europe, such as China, do not protect intellectual property rights to the same extent as federal and state laws in the United States and laws in Europe. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States and Europe, or from selling or importing products made using our inventions in and into the United States, Europe or other jurisdictions. As part of ordinary course prosecution and maintenance activities, we determine whether and in which countries to seek patent protection outside the United States and Europe. This also applies to patents we have acquired or in-licensed from third parties. In some cases this means that we, or our predecessors in interest or licensors of patents within our portfolio, have sought patent protection in a limited number of countries for patents covering our product candidates. Competitors may use our technologies in jurisdictions where we have not obtained or are unable to adequately enforce patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States and Europe. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in jurisdictions outside the United States and Europe. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents, the reproduction of our manufacturing or other know-how or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in jurisdictions outside the United States and Europe, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Certain of our employees and patents are subject to German law.

Approximately 61 of our personnel, including our managing directors and most of our employees working in research and development, work in Germany and are subject to German employment law. Ideas, developments, discoveries and inventions made by such employees are subject to the provisions of the German Act on Employees’ Inventions (Arbeitnehmererfindungsgesetz), which regulates the ownership of, and compensation for, inventions made by employees. We face the risk that disputes may occur between us and our employees or ex-employees pertaining to the sufficiency of compensation paid by us, allocation of rights to inventions under this act or alleged non-adherence to the provisions of this act, any of which may be costly to resolve and take up our management’s time and efforts whether we prevail or fail in such dispute.

If we do not obtain protection under the Hatch-Waxman Amendments and similar non-U.S. legislation for extending the term of patents covering each of our product candidates, our business may be materially harmed.

Depending upon the timing, duration and conditions of FDA marketing approval of our product candidates, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments and similar legislation in the EU. The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that product will be shortened and our competitors may obtain approval to market competing products sooner. As a result, our revenue from applicable products could be reduced, possibly materially.

Our information technology systems could face serious disruptions that could adversely affect our business.

Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems could cause interruptions in our collaborations with our partners and delays in our research and development work.

Risks Related to Legal Compliance Matters

Because we and our suppliers are subject to environmental, health and safety laws and regulations, we may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities which may adversely affect our business and financial condition.

Our operations, including our research, development, testing and manufacturing activities, are subject to numerous environmental, health and safety laws and regulations. These laws and regulations govern, among other things, the controlled use, handling, release and disposal of, and the maintenance of a registry for, hazardous materials and biological materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens. If we fail to comply with such laws and regulations, we could be subject to fines or other sanctions.

As with other companies engaged in activities similar to ours, we face a risk of environmental liability inherent in our current and historical activities, including liability relating to releases of or exposure to hazardous or biological materials. Environmental, health and safety laws and regulations are becoming more stringent. We may be required to incur substantial expenses in connection with future environmental compliance or remediation activities, in which case, our production and development efforts may be interrupted or delayed and our financial condition and results of operations may be materially adversely affected.

The third parties with whom we contract to manufacture our product candidates are also subject to these and other environmental, health and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or in certain circumstances, an interruption in operations, any of which could adversely impact our business and financial condition if we are unable to find an alternate supplier in a timely manner.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA or EMA regulations, to provide accurate information to the FDA or the EMA or intentional failures to report financial information or data accurately or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a Compliance Management System (comprising the code of conduct and the compliance policy) which is based on three pillars: prevent, detect and respond to misconduct and an insider trading policy, each of which is communicated on a regular basis. However, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Risks Relating to Employee Matters and Managing Growth

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on the research and development, clinical and business development expertise of our managing directors and other key employees. We have entered into multi-year executive agreements with our managing directors. If any of our managing directors or other key employees becomes unavailable to perform services for us, we may not be able to find a qualified replacement in a timely fashion, which could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. In particular, our Chief Medical Officer, Dr. Jens-Peter Marschner, stepped down as CMO in the second quarter of 2016. Dr. Wolfgang Fischer, our Chief Operating Officer has assumed the responsibility of leading the clinical team on an interim basis. The contracts with our three managing directors, Dr. Adi Hoess, Dr. Florian Fischer and Dr. Wolfgang Fischer, run until the end of the general meeting in 2020. We do not maintain any key man insurance for our managing directors at this time.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our success. In addition, we will need to expand and effectively manage our managerial, operational, financial, development and other resources in order to successfully pursue our research, development and commercialization efforts for our existing and future product candidates. Furthermore, replacing managing directors and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

We will need to grow our organization, specifically to expand our development, and regulatory capabilities, and we may experience difficulties in managing this growth, which could disrupt our operations.

We have 90 personnel (79 full time equivalents), including those of our subsidiaries. As our development and commercialization plans and strategies develop, we expect to expand our employee base on an as-needed basis. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. Also, our management may need to divert a disproportionate amount of their attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations which may result in weaknesses in our infrastructure, give rise to operational errors, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of existing and additional product candidates. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize our product candidates and compete effectively with others in our industry will depend, in part, on our ability to effectively manage any future growth.

Risks Related to Our Common Shares and this Offering

Our share price has been and may in the future be volatile, which could cause holders of our common shares to incur substantial losses.

You should consider an investment in our common shares as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your common shares at or above the public offering price due to fluctuations in the market price of our common shares arising from changes in our operating performance or prospects. Our share price has been and in the future may be subject to substantial price volatility. In addition, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common shares to fluctuate or decrease below the price paid in this offering include:

•	results and timing of our clinical studies and clinical studies of our competitors’ products;

•	failure or discontinuation of any of our development programs;

•	issues in manufacturing our product candidates or future approved products;

•	regulatory developments or enforcement in the United States and non-U.S. countries with respect to our product candidates or our competitors’ products;

•	failure to achieve pricing and/or reimbursement;

•	competition from existing products or new products that may emerge;

•	developments or disputes concerning patents or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	changes in estimates or recommendations by securities analysts, if any cover our common shares;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	public concern over our product candidates or any future approved products;

•	litigation;

•	future sales of our common shares;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	additions or departures of key personnel;

•	changes in the structure of health care payment systems in the United States or overseas;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial condition and results of operations, including the timing of receipt of any milestone or other payments under commercialization or licensing agreements;

•	general market conditions and market conditions for biopharmaceutical stocks; and

•	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

Certain of our shareholders own a majority of our common shares and as a result will be able to exercise significant control over us, and your interests may conflict with the interests of our existing shareholders.

After this offering, a small number of shareholders may continue to own more than a majority of our outstanding common shares. Depending on the level of attendance at our general meetings of shareholders, these shareholders as a group may be in a position to determine the outcome of decisions taken at any such general meeting. Any shareholder or group of shareholders controlling more than 50% of the capital present or represented by independent proxy and voting at our general meetings of shareholders may control any shareholder resolution requiring a simple majority, including the election of our managing directors and supervisory directors, certain decisions relating to our capital structure, the approval of certain significant corporate transactions and amendments to our Articles of Association. To the extent that the interests of these shareholders may differ from the interests of our other shareholders, the latter may be disadvantaged by any action that these shareholders may seek to pursue. Among other consequences, this concentration of ownership may have the effect of delaying or preventing a change in control and might therefore negatively affect the market price of our common shares.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. After this offering, we will have outstanding approximately 60,665,068 common shares, based on 44,671,364 common shares outstanding as of September 30, 2017, 4,493,704 common shares issued and sold pursuant to our at-the-market sales agreement subsequent to September 30, 2017 and as of February 12, 2018 and the issuance and sale of 11,500,000 common shares in this offering. If our existing shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. In addition, we have registered on a Form S-8 registration statement all common shares that we may issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

We also entered into a registration rights agreement upon consummation of our initial public offering pursuant to which we have agreed under certain circumstances to file a registration statement to register the resale of the common shares held by certain of our existing shareholders, as well as to cooperate in certain public offerings of such common shares.

On October 1, 2015, we filed a shelf registration statement on Form F-3 for the potential offer and sale by us of up to $150 million of our common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units and the offer and sale by certain of our shareholders of 12,985,302 of our common shares. The registration statement was declared effective by the SEC on October 23, 2015. Up to $50 million of our common shares may be offered and sold under the registration statement pursuant to an “at-the-market” offering. Because the price per share of each share sold under the registration statement will depend on the market price of our shares at the time of the sale and other market conditions, it is not possible at this stage to predict the number of shares that ultimately may be offered and sold under the registration statement. If we sell common shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to our existing shareholders. Any sales of our common shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.

If you purchase common shares in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common shares will be substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchase common shares in this offering, you will pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on the public offering price of $2.00 per common share, you will experience immediate dilution of $0.91 (€0.77) per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the offering price. See “Dilution.”

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Dutch laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (SEC) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we follow certain home country governance practices rather than the corporate governance requirements of Nasdaq.

We are a foreign private issuer. As a result, in accordance with the listing requirements of The Nasdaq Global Market, or Nasdaq, we follow home country governance requirements and certain exemptions thereunder rather than comply with the corporate governance requirements of Nasdaq. In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to general meetings of shareholders in the United States. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Although we must provide shareholders with an agenda and other relevant documents for the general meeting of shareholders, Dutch law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in the Netherlands, thus our practice will vary from the requirement of Nasdaq Listing Rule 5620(b). As permitted by the listing requirements of Nasdaq, we have also opted out of the requirements of Nasdaq Listing Rule 5605(d), which requires, inter alia, an issuer to have a compensation committee that consists entirely of independent directors, and Nasdaq Listing Rule 5605(e), which requires independent director oversight of director nominations. Also, Dutch law does not require that we disclose information regarding third party compensation of our directors or director nominees. As a result, our practice varies from the third-party compensation disclosure requirements of Nasdaq Listing Rule 5250(b)(3). In addition, we have opted out of shareholder approval requirements, as included in the Nasdaq Listing Rules, for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq requirements.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. If in the future we are not a foreign private issuer as of the end of the second fiscal quarter in any fiscal year, we would be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers in the subsequent fiscal year. In order to maintain our current status as a foreign private issuer, either (a) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our managing directors or supervisory directors may not be United States citizens or residents, (ii) more than 50 percent of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we were to lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified supervisory directors.

Failure to comply with Nasdaq continued listing requirements may result in our common shares being delisted from Nasdaq.

If our stock price falls below $1.00 per common share, we may not continue to qualify for continued listing on Nasdaq. To maintain listing, we are required, among other things, to maintain a minimum closing bid price of $1.00 per common share. If the closing bid price of our common shares is below $1.00 per share for 30 consecutive business days, we will receive a deficiency notice from Nasdaq advising us that we have a certain period of time, typically 180 days, to regain compliance by maintaining a minimum closing bid price of at least $1.00 for at least ten consecutive business days, although Nasdaq could require a longer period.

The delisting of our common shares would significantly affect the ability of investors to trade our common shares and negatively impact the liquidity and price of our common shares. In addition, the delisting of our common shares could materially adversely impact our ability to raise capital on acceptable terms or at all. Delisting from Nasdaq could also have other negative results, including the potential loss of confidence by our current or prospective collaboration partners and third-party service providers, the loss of institutional investor interest, and fewer licensing and partnering opportunities.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for a period of five years following the completion of our initial public offering (2019), although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700 million as of any June 30 (the end of our second fiscal quarter) before that time, in which case we would no longer be an “emerging growth company” as of the following December 31 (our fiscal year end). We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

We do not anticipate paying cash dividends, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. As a result, capital appreciation, if any, of our common shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common shares depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are a Dutch public company with limited liability. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in a similar fashion afforded by incorporation in a U.S. jurisdiction.

We are a Dutch public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands. Our corporate affairs are governed by our Articles of Association and by the laws governing companies incorporated in the Netherlands. A further summary of applicable Dutch company law is contained in the registration statement of which this prospectus supplement forms a part under “Description of Share Capital and Articles of Association.” However, there can be no assurance that Dutch law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the United States, which could adversely affect the rights of investors. As of July 3, 2016, the market abuse rules described in “Description of Share Capital and Articles of Association—Dividends and Other Distributions—Obligation to Disclose Holdings and Transactions” are no longer applicable to us.

The rights of shareholders and the responsibilities of managing directors and supervisory directors may be different from the rights and obligations of shareholders and board members in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our management board and supervisory board are required by Dutch law to consider the interests of our company, its shareholders, its employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. See “Description of Share Capital and Articles of Association—Comparison of Dutch Corporate Law and our Articles of Association and U.S. Corporate Law—Corporate Governance” in the registration statement of which this prospectus supplement forms a part.

Our authorized share capital increased as of June 20, 2017, following an amendment of our Articles of Association approved by a resolution of the general meeting of shareholders. Our authorized share capital currently amounts to €2,196,000, divided into 109,800,000 common shares, each with a nominal value of €0.01 and 109,800,000 cumulative preferred shares, each with a nominal value of €0.01.

For more information, we have provided summaries of relevant Dutch corporation law and of our Articles of Association under “Description of Share Capital and Articles of Association.”

Provisions of our Articles of Association or Dutch corporate law might deter acquisition bids for us that might be considered favorable and prevent or frustrate any attempt to replace or remove the then management board and supervisory board.

Certain provisions of our Articles of Association may make it more difficult for a third party to acquire control of us or effect a change in our management board or supervisory board. These provisions include: the authorization of a class of shares that may be issued to a friendly party; staggered four-year terms of our supervisory directors; a provision that our managing directors and supervisory directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast representing more than 50% of our outstanding share capital (unless the removal was proposed by the supervisory board); and a requirement that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

Our anti-takeover provision may prevent a beneficial change of control.

We have adopted an anti-takeover measure pursuant to which our management board may, subject to supervisory board approval but without additional shareholder approval, issue (or grant the right to acquire) cumulative preferred shares. Our management board has been authorized to, subject to supervisory board approval, issue (or grant the right to acquire) cumulative preferred shares by the general meeting of shareholders on September 12, 2014, with effect from September 17, 2014. We may issue an amount of cumulative preferred shares up to 100% of our issued capital immediately prior to the issuance of such cumulative preferred shares. In such event, the cumulative preferred shares (or right to acquire cumulative preferred shares) will be issued to a separate, newly established foundation which will be structured to operate independently of us and will act to serve the best interests of us, our associated business and all parties connected to us, by opposing any influences that conflict with these interests and threaten to undermine our continuity, independence and identity. While to-date we have not established such a foundation, which action would facilitate a timely response to a take-over approach, we may choose to do so in the future,. This anti-takeover measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium. This may materially and adversely affect the market price of our common shares.

The cumulative preferred shares will be issued to the foundation for their nominal value, of which only 25% will be due upon issuance. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, cumulative preferred shares issued at nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These cumulative preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a fixed rate. The management board may issue these cumulative preferred shares to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may include a third party acquiring a significant percentage of our common shares, our receipt of an offer for our common shares, other concentration of control over our common shares or any other form of pressure on us to alter our strategic policies or anticipation that any such events may come to exist.

We are not obligated to and do not comply with all the best practice provisions of the Dutch Corporate Governance Code. This may affect your rights as a shareholder.

As a Dutch company we are subject to the Dutch Corporate Governance Code, or DCGC. The DCGC contains both principles and best practice provisions that regulate relations between the management board, the supervisory board and the shareholders (i.e., the general meeting of shareholders). The DCGC is based on a “comply or explain”

principle. Accordingly, companies are required to disclose in their annual reports, filed in the Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with those provisions (e.g., because of a conflicting Nasdaq requirement), the company is required to give the reasons for such non-compliance.

The DCGC applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including Nasdaq. We do not comply with all the best practice provisions of the DCGC. For a complete list of these DCGC best practices that we do not comply with, see “Description of Share Capital and Articles of Association.” This description refers to the best practice provisions of the DCGC that apply to us for the fiscal year ended December 31, 2016. The DCGC was revised as per January 1, 2017, and in our annual report for the fiscal year ended December 31, 2017, we will report on our compliance with this revised Code. This may affect your rights as a shareholder and you may not have the same level of protection as a shareholder in a Dutch company that fully complies with the DCGC.

Claims of U.S. civil liabilities may not be enforceable against us.

We are incorporated under the laws of the Netherlands, and our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that the proceedings before the U.S. court complied with principles of proper procedures, that recognition and/or enforcement of such judgment would not contravene the public policy of the Netherlands, and that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier judgment can be recognized in the Netherlands, the court of the Netherlands will, in principle, give binding effect to the judgment of the U.S. court. Dutch courts may deny the recognition and enforcement of punitive damages or other awards on the basis that recognition and enforcement would contravene public policy of the Netherlands. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, our managing directors or supervisory directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or such directors or experts, respectively. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision not in line with German public policy principles. For example, recognition of court decisions based on class actions brought in the United States typically raises public policy concerns and judgments awarding punitive damages are generally not enforceable in Germany.

In addition, actions brought in a German court against us, our managing directors or supervisory directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our managing directors or supervisory directors, our senior management and the experts named in this prospectus supplement.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or managing directors or supervisory directors, officers or certain experts named herein who are residents of the Netherlands, Germany, or other countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

In the past, we had identified material weaknesses in our internal control over financial reporting. If the since-implemented internal controls fail to be effective, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial and other public information and have a negative effect on the trading price of our common shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Section 404 of the Sarbanes-Oxley Act of 2002 requires management of public companies to develop and implement internal controls over financial reporting and evaluate the effectiveness thereof. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. In connection with the preparation of our financial statements for the year ended December 31, 2013, we identified material weaknesses in our internal controls related to deficiencies in the design and operating effectiveness of our internal controls, in our financial reporting processes and in our controls related to management’s review of our financial results. Since the identification of the material weaknesses in internal control over financial reporting we have been implementing additional internal control over financial reporting, and no material weaknesses were identified in connection with the preparation of our financial statements for the years ended December 31, 2014, 2015 or 2016. If the since-implemented internal controls fail to be effective in the future, it could result in material misstatements in our financial statements, impair our ability to raise revenue, result in the loss of investor confidence in the reliability of our financial statements and subject us to regulatory scrutiny and sanctions, which in turn could harm the market value of our common shares.

We will be required to disclose changes made in our internal controls and procedures and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” for a period of five years following the completion of our initial public offering (2019). An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

Changes in accounting standards could impact our results.

The IASB, or other regulatory bodies, periodically introduce modifications to financial accounting and reporting standards or issue new financial accounting and reporting standards under which we prepare our consolidated financial statements. These changes can materially impact the means by which we report financial information, affecting our results of operations. Also, we could be required to apply new or revised standards retroactively.

More specifically, several new or amended standards and interpretations to IFRS are expected over the coming years. In particular, both IFRS 9 “Financial Instruments” and IFRS 15 “Revenues from Contracts with Customers” will go into effect on January 1, 2018 and IFRS 16 “Leases” will go into effect on January 1, 2019. See Note 2 to our unaudited interim condensed consolidated financial statements for the three and nine month periods ended

September 30, 2017, incorporated by reference in this prospectus supplement. With respect to IFRS 9 and IFRS 15, we have initiated but not yet finalized our assessment of the impact thereof. With respect to IFRS 16, during 2018, we will gather and update information related to leases, assess extension and termination options as well as possible exemptions, and identify the appropriate discount rate.

Currently, we cannot assure you that these changes in financial accounting and reporting standards will not substantially affect our results of operations, as we have not finalized our assessment of the impact of IFRS 9, IFRS 15 or IFRS 16 on our consolidated financial statements. However, we do not expect any effect from these changes in financial accounting and reporting standards on our cash position.

We were likely a “passive foreign investment company” (a “PFIC”) in 2017 and may continue to be a PFIC in future taxable years. A U.S. investor may suffer adverse U.S. federal income tax consequences if we are a PFIC for any taxable year during which the U.S. investor holds common shares.

Under the Internal Revenue Code of 1986, as amended (the “Code”), we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Because (i) we currently own a substantial amount of passive assets, including cash, and (ii) the valuation of our assets, including our intangible assets, that generate non-passive income for PFIC purposes, as implied by our market capitalization on various dates during 2017, has been less than the value of our passive assets on such dates, we were likely a PFIC in 2017 and may continue to be a PFIC in future taxable years. The average quarterly value of our assets for purposes of determining our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which may fluctuate significantly over time. In addition, we may, directly or indirectly, hold equity interests in other entities, including certain of our subsidiaries that are PFICs (“Lower-tier PFICs”).

If we are a PFIC for any taxable year during which a U.S. investor holds common shares, we generally will continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. investor holds common shares, even if we cease to meet the threshold requirements for PFIC status. Such a U.S. investor may be subject to adverse tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. To avoid the application of the foregoing rules, a U.S. investor can make an election to treat us and each Lower-tier PFIC as a qualified electing fund (a “QEF Election”) in the first taxable year that we and each Lower-tier PFIC are treated as PFICs with respect to the U.S. investor. We currently intend to provide the information necessary for a U.S. investor to make a QEF Election with respect to us and each Lower-tier PFIC that we control for 2017 and for any future years with respect to which we determine that we or any Lower-tier PFIC that we control are or are likely to be a PFIC. A U.S. investor can also avoid certain of the adverse U.S. federal income tax consequences described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” U.S. investors should consult their tax advisers regarding the availability and advisability of making a QEF Election or a mark-to-market election in their particular circumstances. See “U.S. Federal Income Tax Considerations” for further information regarding the consequences to a U.S. investor if we are a PFIC for any taxable year during which the U.S. investor holds common shares.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering will be approximately $21.2 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the net proceeds from the offering will be approximately $24.5 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of September 30, 2017, we had cash and cash equivalents of €33.3 million, and we had certificates of deposit of €8.5 million due within six months or less, amounting to €41.8 million of liquidity. We anticipate that we will use our existing liquidity and the net proceeds of this offering primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical studies, the amount and timing of additional revenues, if any, received from our collaborations and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue other clinical studies or preclinical activities if the net proceeds from this offering and our other sources of cash are less than expected.

Based on our planned use of the net proceeds of this offering and our current liquidity described above, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least until the fourth quarter of 2019. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. Pending their use, we plan to invest a portion of the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under Dutch law, we may only pay dividends if our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our management board and requires approval of our supervisory board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our management board and supervisory board deem relevant.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and equity) as of September 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to our issuance and sale of 11,500,000 common shares in this offering, at the public offering price of $2.00 per common share, after deducting underwriting discounts and estimated offering expenses payable by us.

Investors should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, see “Where You Can Find More Information” and “Incorporation by Reference.” The following table assumes that the underwriters’ option to purchase additional shares in this offering has not been exercised.

	As of September 30, 2017
	Actual	As Adjusted(1)
	(in thousands of €)
Cash and cash equivalents	33,343	51,334
Financial assets(2)	8,470	8,470
Cash and cash equivalents and financial assets	41,813	59,804
Long-term borrowings	4,682	4,682
Total debt	4,682	4,682
Equity
Common shares, €0.01 par value, 44,671,364 issued and outstanding on an as adjusted basis and 56,171,364 issued and outstanding on an as adjusted basis	447	562
Capital reserves	209,606	227,482
Accumulated deficit	(176,246)	(176,246)
Total equity	33,807	51,798
Total capitalization(3)	38,489	56,480

(1)

The net proceeds of this offering have been translated from dollar amounts into euros at a rate of $1.1806 to €1.00, the official exchange rate quoted as of September 30, 2017 by the European Central Bank. Such euro amounts are not necessarily indicative of the amounts of euros that could actually have been purchased upon exchange of U.S. dollars at the dates indicated and have been provided solely for the convenience of the reader.

(2)	Consists of certificates of deposit due within six months or less.
(3)	Consists of total debt and equity.

The data in the table above does not reflect 4,676,219 common shares issuable upon the exercise of options outstanding as of September 30, 2017, at a weighted average exercise price of $4.49 per common share (€3.80 per common share), 3,096,490 common shares covered by additional awards available for future issuance under our equity incentive plan, 106,250 common shares covered by warrants issued to Perceptive with an exercise price of $8.80 per common share (€7.45 per common share) and 219,692 common shares covered by warrants issued to SVB with a weighted-average exercise price of $2.07 per common share (€1.75 per common share). The data in the table above also does not give effect to 4,493,704 common shares issued and sold pursuant to our at-the-market sales agreement subsequent to September 30, 2017 and as of February 12, 2018, and our receipt of approximately €7.5 million of net proceeds therefrom.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.

Our net tangible book value as of September 30, 2017 was $39.8 million (€33.8 million), or $0.89 per common share (€0.76 per common share), based on 44,671,364 common shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 44,671,364, the total number of our common shares issued and outstanding at September 30, 2017.

After giving effect to the sale by us of 11,500,000 common shares in this offering at a public offering price of $2.00 per share, less the underwriting discounts and estimated offering expenses payable by us, our net tangible book value at September 30, 2017 would have been approximately $61.1 million, or $1.09 per common share. This represents an immediate increase in net tangible book value of $0.20 per share to existing shareholders and an immediate dilution of $0.91 per share to investors in this offering. The following table illustrates this per share dilution.

Public offering price per share		$2.00
Net tangible book value per share as of September 30, 2017	$0.89
Increase per share attributable to new investors purchasing shares in this offering	$0.20
As adjusted net tangible book value per share after giving effect to this offering		$1.09
Dilution per share to new investors		$0.91

The above discussion and table are based on our actual common shares outstanding as of September 30, 2017 and excludes:

•	4,676,219 common shares issuable upon the exercise of options outstanding as of September 30, 2017, at a weighted-average exercise price of $4.49 per common share (€3.80 per common share);

•	3,096,490 common shares covered by awards available for issuance under our equity incentive plan as of September 30, 2017;

•	106,250 common shares covered by warrants issued to Perceptive with an exercise price of $8.80 per common share (€7.45 per common share) as of September 30, 2017;

•	219,692 common shares covered by warrants issued to SVB with a weighted-average exercise price of $2.07 per common share (€1.75 per common share) as of September 30, 2017; and

•	4,493,704 common shares issued and sold pursuant to our at-the-market sales agreement subsequent to September 30, 2017 and as of February 12, 2018.

Due to the additional common shares issued and sold pursuant to our at-the-market sales agreement described above, and to the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

PRICE RANGE OF COMMON SHARES

The common shares of the Company are listed on The Nasdaq Global Market under the symbol “AFMD”.

The following table sets forth the highest and lowest intraday sales prices for the common shares as reported by The Nasdaq Global Market for the periods indicated:

	Nasdaq Global Market
Year ended December 31, 2018	$ High	$ Low
First Quarter (through February 12, 2018)	$2.85	$1.25

	Nasdaq Global Market
Year ended December 31, 2017	$ High	$ Low
Fourth Quarter	$2.40	$1.15
Third Quarter	$2.65	$1.95
Second Quarter	$2.50	$1.95
First Quarter	$2.95	$1.65

	Nasdaq Global Market
Year ended December 31, 2016	$ High	$ Low
Fourth Quarter	$2.79	$1.65
Third Quarter	$3.25	$2.42
Second Quarter	$5.00	$2.34
First Quarter	$7.14	$2.76

	Nasdaq Global Market
Most recent six months	$ High	$ Low
February 2018 (through February 12, 2018)	$2.85	$1.50
January 2018	$1.55	$1.25
December 2017	$2.05	$1.15
November 2017	$2.25	$1.65
October 2017	$2.40	$1.95
September 2017	$2.30	$1.95
August 2017	$2.20	$1.95

DUTCH TAX CONSIDERATIONS

This section outlines the principal Dutch tax consequences of the acquisition, holding, settlement, redemption and disposal of common shares in the capital of the Company (the “Shares”). It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a holder of Shares (a “Shareholder”). For Dutch tax purposes, a Shareholder may include an individual, or an entity, that does not hold the legal title of the Shares, but to whom nevertheless the Shares, or their income, are attributed based either on this individual or entity owning a beneficial interest in the Shares or based on specific statutory provisions. These include statutory provisions under which Shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Shares.

This section is intended as general information only. A prospective Shareholder should consult his own tax adviser regarding the tax consequences of any acquisition, holding or disposal of Shares.

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including, for the avoidance of doubt, the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law must be construed as a reference to taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

Any reference made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the country of the Netherlands (Belastingregeling voor het land Nederland), the Tax Regulation the Netherlands Curacao (Belastingregeling Nederland Curacao), the Tax Regulation the Netherlands Saint Martin (Belastingregeling Nederland Sint Maarten) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a Shareholder:

(i)	who is an individual and for whom the income or capital gains derived from the Shares are attributable to employment activities, the income from which is taxable in the Netherlands;

(ii)	which has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in the Company within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a substantial interest in the Company arises if the Shareholder, alone or – in case of an individual – together with his partner, owns or holds certain rights to shares, including rights to directly or indirectly acquire shares, representing, directly or indirectly, 5% or more of the issued capital of the Company or of the issued capital of any class of Shares;

(iii)	that is an entity which under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”), is not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as a qualifying pension fund);

(iv)	that is an investment institution (beleggingsinstelling) as described in Section 6a or 28 CITA;

(v)	that is required to apply the participation exemption (deelnemingsvrijstelling) with respect to the Shares (as defined in Section 13 CITA). Generally, a Shareholder is required to apply the participation exemption if it is subject to Dutch corporate income tax and it, alone or together with a related entity, holds an interest of 5% or more of the nominal paid-up share capital in the Company; or

(vi)	that is treated as transparent for Dutch tax purposes.

Withholding Tax

A Shareholder is generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed by the Company. Generally, the Company is responsible for the withholding of such dividend withholding tax at source.

However, a Shareholder will not be subject to Dutch dividend withholding tax on dividends distributed by the Company if, and for as long as, the Company is resident solely in Germany for purposes of the convention between Germany and the Netherlands for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, unless:

(i)	the Shareholder is a Dutch Individual (as defined below) or a Dutch Corporate Entity (as defined below); or

(ii)	the Shareholder is a Non-Dutch Individual (as defined below) or a Non-Dutch Corporate Entity (as defined below) and derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Shares are attributable.

Dividends distributed by the Company include, but are not limited to:

(i)	distributions of profits in cash or in kind, whatever they be named or in whatever form

(ii)	proceeds from the liquidation of the Company or proceeds from the repurchase of Shares by the Company, other than as a temporary portfolio investment (tijdelijke belegging), in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(iii)	the par value of the Shares issued to a Shareholder or an increase in the par value of the Shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(iv)	partial repayment of paid-in capital, that is

•	not recognized for Dutch dividend withholding tax purposes, or

•	recognized for Dutch dividend withholding tax purposes, to the extent that the Company has “net profits” (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make this repayment, and (b) the par value of the Shares concerned has been reduced by an equal amount by way of an amendment to the articles of association of the Company. The term “net profits” includes anticipated profits that have yet to be realized.

If a Shareholder is resident or deemed to be resident in the Netherlands, such Shareholder is generally entitled to an exemption or a credit for any Dutch dividend withholding tax against his Dutch tax liability and to a refund of any residual Dutch dividend withholding tax.

Depending on his specific circumstances, a Shareholder resident in a country other than the Netherlands may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch law, European Union (“EU”) law or treaties for the avoidance of double taxation.

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends paid by the Company is not considered to be the beneficial owner (uiteindelijk gerechtigde) of those dividends.

The Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) (the “DWTA”) provides for a non-exhaustive negative description of a beneficial owner. According to the DWTA, a Shareholder will not be considered the beneficial owner of the dividends for this purpose if as a consequence of a combination of transactions:

(i)	a person other than the Shareholder wholly or partly, directly or indirectly, benefits from the dividends;

(ii)	whereby this other person retains or acquires, directly or indirectly, an interest similar to that in the Shares on which the dividends were paid; and

(iii)	that other person is entitled to a credit, reduction or refund of Dutch dividend withholding tax that is less than that of the Shareholder.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this subsection is only intended for the following Shareholders:

(i)	individuals who are resident or deemed to be resident in the Netherlands (“Dutch Individuals”); and

(ii)	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Corporate Entities”).

Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 51.95% with respect to any benefits derived or deemed to be derived from the Shares, including any capital gains realized on their disposal, that are attributable to:

(i)	an enterprise from which a Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement (medegerechtigde) to the net worth of this enterprise other than as an entrepreneur or a shareholder; or

(ii)	miscellaneous activities, including, without limitation, activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, the Shares held by a Dutch Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, will be subject annually to an income tax imposed on a fictitious yield on the Shares. The Shares held by this Dutch Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit of the assets and liabilities of a Dutch Individual that are taxed under this regime, including the Shares, is set at a percentage of the positive balance of the fair market value of these assets, including the Shares, and the fair market value of these liabilities. The percentage increases:

(i)	from 2.02% of this positive balance up to EUR 70,800;

(ii)	to 4.33% of this positive balance of EUR 70,800 up to EUR 978,000; and

(iii)	to a maximum of 5.38% of this positive balance of EUR 978,000 or higher.

No taxation occurs if this positive balance does not exceed a certain threshold (heffingvrij vermogen). The fair market value of assets, including the Shares, and liabilities that are taxed under this regime is measured, in general, exclusively on 1 January of every calendar year. The tax rate under the regime for savings and investments is a flat rate of 30%.

Dutch Corporate Entities

Dutch Corporate Entities are generally subject to corporate income tax at statutory rates up to 25% with respect to any benefits derived or deemed to be derived from the Shares, including any capital gains realized on their disposal.

Non-residents of the Netherlands

The description of certain Dutch tax consequences in this subsection is only intended for the following Shareholders:

(i)	individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Individuals”); and

(ii)	entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Corporate Entities”).

Non-Dutch Individuals

A Non-Dutch Individual will not be subject to any Dutch taxes on income or capital gains in respect of the purchase, ownership and disposal or transfer of the Shares, other than withholding tax as described above, unless:

(i)	the Non-Dutch Individual derives profits from an enterprise, whether as entrepreneur or pursuant to a co-entitlement to the net worth of this enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Shares are attributable;

(ii)	the Non-Dutch Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Shares, including (without limitation) activities which are beyond the scope of active portfolio investment activities; or

(iii)	the Non-Dutch Individual is entitled to a share in the profits of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the Shares are attributable.

Non-Dutch Corporate Entities

A Non-Dutch Corporate Entity will not be subject to any Dutch taxes on income or capital gains in respect of the purchase, ownership and disposal or transfer of the Shares, other than withholding tax as described above, unless:

(i)	the Non-Dutch Corporate Entity derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the Shares are attributable; or

(ii)	the Non-Dutch Corporate Entity is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the Shares are attributable.

Under certain specific circumstances, Dutch taxation rights may be restricted for Non-Dutch Individuals and Non-Dutch Corporate Entities pursuant to treaties for the avoidance of double taxation concluded by the Netherlands.

Dutch Gift Tax or Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of any gift of the Shares by, or inheritance of the Shares on the death of, a Shareholder, unless:

(i)	at the time of the gift or death of the Shareholder, the Shareholder is resident, or is deemed to be resident, in the Netherlands;

(ii)	the Shareholder dies within 180 days after the date of the gift of the Shares while being, or being deemed to be, resident in the Netherlands at the time of his death but not at the time of the gift; or

(iii)	the gift of the Shares is made under a condition precedent and the Shareholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Other Taxes and Duties

No other Dutch taxes, including turnover or value added taxes and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by, or on behalf of, the Shareholder by reason only of the purchase, ownership and disposal of the Shares.

Residency

A Shareholder will not become resident, or deemed resident, in the Netherlands by reason only of holding the Shares.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of common shares acquired in this offering. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire the common shares.

This discussion applies only to a U.S. Holder that holds common shares as capital assets for tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

▪	certain financial institutions;

▪	dealers or traders in securities who use a mark-to-market method of tax accounting;

▪	persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares;

▪	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

▪	entities classified as partnerships for U.S. federal income tax purposes;

▪	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

▪	persons that own or are deemed to own ten percent or more of our shares (by vote or value);

▪	persons who acquired our common shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

▪	persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares who is eligible for the benefits of the Treaty and is:

▪	a citizen or individual resident of the United States;

▪	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

▪	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares in their particular circumstances.

Taxation of Distributions

Subject to the passive foreign investment company rules described below, distributions paid on common shares, other than certain pro rata distributions of common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations and the passive foreign investment company rules described below, for so long as our common shares are listed on Nasdaq or another established securities market in the United States or we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders will be eligible for taxation as “qualified dividend income” and therefore will be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of German income taxes. The amount of the dividend generally will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Generally, any gain or loss resulting from foreign currency exchange fluctuations during the period from the date the dividend payment is included in a U.S. Holder’s income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for taxation as “qualified dividend income.” Such gain or loss generally will be treated as foreign-source income to U.S. Holders.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, German income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. German taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. See the section entitled "German Tax Considerations – Taxation of Dividends” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, incorporated by reference herein, for a discussion of how to obtain the applicable Treaty rate. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any German income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Common Shares

Subject to the passive foreign investment company rules described below, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Because (i) we currently own a substantial amount of passive assets, including cash, and (ii) the valuation of our assets, including our intangible assets, that generate non-passive income as implied by our market capitalization on various dates during 2017, has been less than the value of our passive assets on such dates, we were likely a PFIC in 2017 and may continue to be a PFIC in future taxable years. The average quarterly value of our assets for purposes of determining our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which may fluctuate significantly over time.

In addition, we may, directly or indirectly, hold equity interests in Lower-tier PFICs. Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders have not received the proceeds of those distributions or dispositions directly.

If we were a PFIC for any taxable year during which a U.S. Holder held common shares (assuming such U.S. Holder has not made a timely mark-to-market election or QEF Election, each as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares or on an indirect disposition of shares of a Lower-tier PFIC would be allocated ratably over the U.S. Holder’s holding period for the common shares. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge generally applicable for underpayments of tax would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its common shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income.

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, even if we cease to meet the threshold requirements for PFIC status.

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their common shares because we may have Lower-tier PFICs for which a mark-to-market election may not be available.

In addition, in order to avoid the application of the foregoing rules, a U.S. Holder can make QEF Elections with respect to us and each Lower-tier PFIC in the first taxable year that we and each Lower-tier PFIC are treated as PFICs with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a properly completed U.S. Internal Revenue Service (“IRS”) Form 8621 for each PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. We currently intend to provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and each Lower-tier PFIC that we control for 2017 and for any future years with respect to which we determine that we or any Lower-tier PFIC that we control are or are likely to be a PFIC.

If we are a PFIC for any year and a U.S. Holder makes a QEF Election with respect to us and any Lower-tier PFIC in the first taxable year that we and each Lower-tier PFIC are treated as PFICs with respect to the

U.S. Holder, the U.S. Holder will be currently taxable on its pro rata share of the relevant PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the common shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of common shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common shares, as determined in U.S. dollars. U.S. Holders should note that if they make QEF Elections with respect to us and any Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions received on the common shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns common shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us (regardless of whether a mark-to-market election or QEF Election is made), generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers regarding whether we are or were a PFIC and the potential application of the PFIC rules

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February 12, 2018, between us and Jefferies LLC, 520 Madison Avenue, New York, New York 10022 and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite its name below:

Underwriters	Number of Shares
Jefferies LLC	7,475,000
Wells Fargo Securities, LLC	4,025,000
Total	11,500,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority. The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.072 per common share. After the offering, the initial public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	PER COMMON SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL COMMON SHARES	WITH OPTION TO PURCHASE ADDITIONAL COMMON SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL COMMON SHARES	WITH OPTION TO PURCHASE ADDITIONAL COMMON SHARES
Public offering price	$2.00	$2.00	$23,000,000	$26,450,000
Underwriting discounts and commissions	$0.12	$0.12	$1,380,000	$1,587,000
Proceeds to us, before expenses	$1.88	$1.88	$21,620,000	$24,863,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $380,000. We also have agreed to reimburse the underwriters for up to $15,000 for their

FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Listing

Our common shares are listed on The Nasdaq Global Market under the trading symbol “AFMD.”

Stamp Taxes

If you purchase common shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Common Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,725,000 of our common shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional common shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more common shares than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We and our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended,

•	otherwise dispose of any share capital, options or warrants to acquire share capital, or securities exchangeable or exercisable for or convertible into share capital currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common shares on and including the 90th day after the date of this prospectus.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of share capital prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing our common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the option to purchase additional common shares.

“Naked” short sales are sales in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive, each referred to as a Relevant Member State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe to the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus

Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

MIFID II Product Governance

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the common shares has led to the conclusion that: (i) the target market for the common shares is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the common shares to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the common shares (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the common shares (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

•	where no consideration is given for the transfer; or

•	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the common shares and certain other matters of Dutch law will be passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Covington & Burling LLP, New York, New York is U.S. federal and New York State law counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Affimed N.V. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 have been included herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.affimed.com . Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our 2016 Annual Report on Form 20-F for the fiscal year ended December 31, 2016;

•	Our Forms 6-K filed on January 4, 2017, January 11, 2017, January 25, 2017, February 8, 2017, February 9, 2017, May 17, 2017, June 21, 2017, August 1, 2017, September 13, 2017 and November 7, 2017; and

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 10, 2014, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at Technologiepark, Im Neuenheimer Feld 582, 69120, Heidelberg, Germany or via telephone at (+49) 6221-65307-0.

PROSPECTUS

$150,000,000
Common Shares, Debt Securities, Warrants, Purchase Contracts and Units offered by the Company and

12,985,302 Common Shares offered by Selling Shareholders

Affimed N.V.
(incorporated in the Netherlands)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities,” and the selling shareholders may offer up to 12,985,302 common shares. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 24.

Our common shares are listed on the Nasdaq Global Market under the symbol “AFMD.” On October 14, 2015, the last sale price of our common shares as reported by the Nasdaq Global Market was $6.14 per common share. As of October 14, 2015, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $125.1 million based on approximately 33,259,404 outstanding common shares, of which approximately 20,380,352 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2015.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement we provide to you. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. Neither we nor the selling shareholders are making an offer of securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “Affimed” “the Company,” “our company,” “we,” “us” or “our” refer to Affimed N.V. (Affimed Therapeutics AG prior to our corporate reorganization on September 17, 2014) and its subsidiaries.

table of contents

Page

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	1
Affimed N.V.	2
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Use of Proceeds	3
Selling Shareholders	4
Description of Share Capital and Articles of Association	4
Comparison of Dutch Law and Our Articles of Association and U.S. Corporate Law	9
Description of Debt Securities	17
Description of Warrants	21
Description of Purchase Contracts	22
Description of Units	22
Forms of Securities	23
Plan of Distribution	24
Incorporation of Certain Information By Reference	26
Enforcement of Civil Liabilities	26
Expenses	27
Legal Matters	27
Experts	28

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling shareholders may sell up to 12,985,302 of their common shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling shareholders, as applicable, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Special Note Regarding Forward-Looking Statements

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our operation as a development stage company with limited operating history and a history of operating losses; as of June 30, 2015, our accumulated deficit was €106.7 million;

•	the chance our clinical trials may not be successful and clinical results may not reflect results seen in previously conducted preclinical studies and clinical trials;

•	our reliance on contract manufacturers and contract research organizations over which we have limited control;

•	our lack of adequate funding to complete development of our product candidates and the risk we may be unable to access additional capital on reasonable terms or at all to complete development and begin commercialization of our product candidates;

•	our dependence on the success of AFM13 and AFM11, which are still in clinical development and may eventually prove to be unsuccessful;

•	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	if our product candidates obtain regulatory approval, our being subject to expensive ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•	our reliance on our current strategic relationships with the DKFZ, Xoma, LLS, Amphivena and Amphivena’s other investors and partners, including MPM Capital, Aeris Capital and Janssen, and the potential failure to enter into new strategic relationships;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party single-source suppliers to supply or produce our product candidates;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel; and

•	other risk factors discussed under “Risk Factors.”

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Affimed N.V.

We are a clinical-stage biopharmaceutical company focused on discovering and developing highly targeted cancer immunotherapies. Our product candidates are being developed in the field of immune-oncology, which represents an innovative approach to cancer treatment that seeks to harness the body’s own immune defense to fight tumor cells. The most potent cells of the human defense arsenal are types of white blood cells called Natural Killer cells, or NK-cells, and T-cells. Our proprietary, next-generation bispecific antibodies, which we call TandAbs because of their tandem antibody structure, are designed to direct and establish a bridge between either NK-cells or T-cells and cancer cells. Our TandAbs have the ability to bring NK-cells or t-cells into proximity and trigger a signal cascade that leads to the destruction of cancer cells. Due to their novel tetravalent architecture (which provides for four binding domains), our TandAbs bind to their targets with high affinity and have half-lives that allow intravenous administration. We believe, based on their mechanism of action and the preclinical and clinical data we have generated to date, that our product candidates, alone or in combination, may ultimately improve response rates, clinical outcomes and survival in cancer patients and could eventually become a cornerstone of modern targeted oncology care.

On September 17, 2014, in connection with our corporate reorganization prior to the closing of our initial public offering, we changed our name to Affimed N.V. The common shares covered by this prospectus refer to the common shares of Affimed N.V. The offices of Affimed N.V. are located at Technologiepark, Im Neuenheimer Feld 582, 69120 Heidelberg, Germany. Our telephone number is (+49) 6221-65307-0. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.affimed.com. The information contained on our website is not a part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months	Fiscal Year Ended December 31,
	Ended June 30, 2015	2014	2013	2012
	(Unaudited)
Ratio of earnings to fixed charges	*	*	*	*

*	Our earnings were insufficient to cover fixed charges by €6.7 million for the six months ended June 30, 2015 and €0.4 million, €26.1 million and €14.3 million for the years ended December 31, 2014, 2013 and 2012, respectively.

For purposes of calculating the ratios in the table above, earnings consist of net profit/(loss) before income taxes plus fixed charges. Fixed charges include interest expense on indebtedness, interest expense on preferred shares and an estimate of the interest expense (6% for all periods) within rental expense.

Our ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. We will not receive any proceeds from the sale of any common shares offered by the selling shareholders.

Selling Shareholders

This prospectus also relates to the possible resale from time to time by SGR Sagittarius Holding AG, AGUTH Holding GmbH, OrbiMed Private Investments III, LP, OrbiMed Associates III, LP and Perceptive Credit Opportunities Fund, LP, whom we refer to in this prospectus as the “selling shareholders,” of 12,985,302 of their common shares. 12,879,052 of these shares were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part; 9,553,816 common shares were issued to certain selling shareholders upon the conversion of all prior existing share classes into common shares upon, or were newly issued in, our initial public offering in September 2014 and 3,325,236 common shares were sold to a selling shareholder on October 9, 2015 and issued on October 14, 2015, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act. The different types of shares held by the selling shareholders prior to the aforementioned conversion were acquired from us in private placement transactions prior to our initial public offering. 106,250 common shares are being registered in order to permit Perceptive Credit Opportunities Fund, LP to offer the shares issuable upon exercise of certain warrants issued to Perceptive Credit Opportunities Fund, LP in connection with the entry into a term loan agreement in July 2014 for resale from time to time.

If any selling shareholder offers common shares in any future offering, an applicable prospectus supplement will set forth the name of each such selling shareholder, the nature of any position, office or other material relationship which the selling shareholder has had with the Company or any of its predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of our common shares owned by the selling shareholder before and after the offering and the number of our common shares to be offered by the selling shareholder.

We will pay the fees and the expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of selling shareholders’ counsel. The selling shareholders will pay any underwriting or broker discounts and any commissions incurred by the selling shareholders in selling their common shares.

The selling shareholders may not sell any common shares pursuant to this prospectus until we have identified such selling shareholder and the common shares which may be offered for resale by such selling shareholder in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common shares pursuant to any available exemption from the registration requirements of the Securities Act of 1933.

Description of Share Capital and Articles of Association

General

We were incorporated pursuant to the laws of the Netherlands as Affimed Therapeutics B.V. in May 2014 to become a holding company for Affimed Therapeutics AG prior to consummation of our initial public offering. Affimed Therapeutics AG was founded in 2000 as a spin-off from Deutsches Krebsforschungszentrum, the German Cancer Research Centre, or the DKFZ, by Professor Melvyn Little in Heidelberg, Germany. Pursuant to the terms of a corporate reorganization that was completed prior to the consummation of our initial public offering, all of the interests in Affimed Therapeutics AG were exchanged for newly issued common shares of Affimed Therapeutics B.V. and, as a result, Affimed Therapeutics AG became a wholly owned subsidiary of Affimed Therapeutics B.V. Prior to consummation of our initial public offering, we converted into a public company with limited liability (naamloze vennootschap) pursuant to a Deed of Amendment and Conversion, and our legal name is now Affimed N.V.

We are registered with the Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 60673389 0000. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is in Heidelberg, Germany.

Our authorized share capital is €1,100,000, divided into 55,000,000 common shares, each with a nominal value of €0.01 and 55,000,000 cumulative preferred shares, each with a nominal value of €0.01, and our issued share capital is €332,594 as of October 14, 2015.

We have adopted an anti-takeover measure pursuant to which our management board may, subject to supervisory board approval but without shareholder approval, issue (or grant the right to acquire) cumulative preferred shares. We may issue an amount of cumulative preferred shares up to 100% of our issued capital immediately prior to the issuance of such preferred shares. In such event, the cumulative preferred shares will be issued to a separate, newly established foundation, which will be structured to operate independently of us. If the management board determines to issue the cumulative preferred shares to such a foundation, the foundation’s articles of association will provide that it will act to serve the best interests of us, our associated business and all parties connected to us, by opposing any influences that conflict with these interests and threaten to undermine our continuity, independence and identity.

The cumulative preferred shares will be issued to the foundation for their nominal value, of which only 25% will be due upon issuance. In accordance with Dutch law, the voting rights of our shares are based on their nominal value and as we expect our common shares to trade substantially in excess of nominal value, cumulative preferred shares issued at nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These cumulative preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a fixed rate.

The management board may issue these cumulative preferred shares to protect us from influences that do not serve our best interests and threaten to undermine our continuity, independence and identity. These influences may include a third-party acquiring a significant percentage of our common shares, the announcement of a public offer for our common shares, other concentration of control over our common shares or any other form of pressure on us to alter our strategic policies.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by the management board with the prior approval of the supervisory board.

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Global Market under the symbol “AFMD.”

Articles of Association and Dutch Law

We amended our Articles of Association in connection with our initial public offering and converted our company from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public company with limited liability (naamloze vennootschap) as part of our corporate reorganization.

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Company’s Shareholders’ Register

Subject to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and up-to-date. The management board keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares. There is no restriction on the ownership of our shares. Any common shares to be issued pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of the common shares.

Corporate Objectives

Pursuant to the Articles of Association, our corporate objectives are:

•	the research, development, manufacture and commercialization of products for the detection, prevention and treatment of human and non-human diseases and conditions and to provide services therewith;

•	to incorporate, participate in, conduct the management of and take any other financial interest in other companies and enterprises;

•	to render administrative, technical, financial, economic or managerial services to other companies, persons or enterprises;

•	to acquire, dispose of manage and exploit real and personal property, including patents, marks, licenses, permits and other intellectual property rights;

•	to borrow and/or lend moneys, act as surety or guarantor in any other manner, and bind itself jointly and severally or otherwise in addition to or on behalf of others; and

•	the foregoing, whether or not in collaboration with third parties, and inclusive of the performance and promotion of all activities which directly and indirectly relate to those objects, all this in the broadest sense.

Limitation on Liability and Indemnification Matters

Under Dutch law, managing directors and supervisory directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Our Articles of Association provide for indemnification of our current and former managing directors and supervisory directors. Managing directors and supervisory directors and certain other officers are also insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders may be held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the management board or the supervisory board. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may, on their application, be authorized by a Dutch district court to convene a general meeting of shareholders. The district court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board or supervisory board, including the filling of any vacancies in the management board or supervisory board. In addition, the agenda shall include such items as have been included therein by the management board or supervisory board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital. Requests must be made in writing and received by the management board at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy, the management board may invoke a response time of a maximum of 180 days until the day of the general meeting of shareholders.

The general meeting is presided over by the chairman of the supervisory board. However, the chairman may charge another person to preside over the general meeting in his place even if he himself is present at the meeting. If the chairman of the supervisory board is absent and he has not charged another person to preside over the meeting in his place, the supervisory directors present at the meeting shall appoint one of them to be chairman. If no supervisory directors are present at the general meeting, the general meeting is to be presided over by one of the managing directors designated for that purpose by the management board. Managing directors and supervisory directors may attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at its discretion to admit other persons to the meeting.

All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.

Quorum and Voting Requirements

Each common share confers the right on the holder to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. No votes may be cast at a general meeting of shareholders on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.

Decisions of the general meeting of shareholders are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Directors

Election of Directors

Under our Articles of Association, our managing directors and supervisory directors are appointed by the general meeting of shareholders upon a binding nomination by our supervisory board. The general meeting of shareholders may overrule the binding nomination by a resolution adopted with a two-thirds majority of the votes cast representing at least half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new binding nomination.

Duties and Liabilities of Directors

Under Dutch law, the management board is responsible for our management, strategy, policy and operations. The supervisory board is responsible for supervising the conduct of and providing advice to the management board and for supervising our business generally. Furthermore, each member of the management board and the supervisory board has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the management board regarding a significant change in our identity or character requires shareholder approval.

Dividends and Other Distributions

Amount Available for Distribution

We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law or by the Articles of Association. Under the Articles of Association, if any of the cumulative preferred shares are outstanding, a dividend is first paid out of the profit, if available for distribution, on the cumulative preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.

We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any cash dividends for the foreseeable future.

Exchange Controls

Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

Squeeze out Procedures

Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Obligation to Disclose Holdings and Transactions

Pursuant to the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, or the FMSA), any member of our management board and our supervisory board and any other person who has managerial or co-managerial responsibilities in respect of us or who has the authority to make decisions affecting our future developments and business prospects and who may have regular access to inside information relating, directly or indirectly, to us, must give written notice to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, or AFM) by means of a standard form of any transactions conducted for his own account relating to our shares or in financial instruments the value of which is also based on the value of our shares.

Furthermore, in accordance with the FMSA and the regulations promulgated thereunder, certain persons who are closely associated with our managing directors and supervisory directors or any of the other persons as described above, are required to notify the AFM of any transactions conducted for their own account relating to our shares or in financial instruments the value of which is also based on the value of our shares. The FMSA and the regulations promulgated thereunder cover the following categories of persons: (1) the spouse or any partner considered by national law as equivalent to the spouse, (2) dependent children, (3) other relatives who have shared the same household for at least one year at the relevant transaction date, and (4) any legal person, trust or partnership whose managerial responsibilities, among other things, are discharged by a person referred to under (1), (2) or (3) above or by the relevant member of our supervisory board or other person with any authority in respect of us as described above.

The AFM must be notified no later than the fifth business day following the relevant transaction date. Under certain circumstances, notification may be postponed until the date the value of the transactions performed for that person’s own account, together with transactions carried out by the persons closely associated with that person, amounts to €5,000 or more in the calendar year in question.

Non-compliance with the notification obligations under the FMSA could lead to criminal fines, administrative fines, imprisonment or other sanctions. In addition, non-compliance with some of the notification obligations under the FMSA may lead to civil sanctions, including suspension of the voting rights relating to our shares held by the offender for a period of not more than three years and a prohibition to own shares or voting rights on our shares for a period of not more than five years.

The AFM does not issue separate public announcements of notifications received by it. It does, however, keep a public register of all notifications under the FMSA on its website, http://www.afm.nl. Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company’s shares or a particular notifying party.

The FMSA contains rules intended to prevent market abuse, such as insider trading, tipping and market manipulation.

Pursuant to the rules intended to prevent market abuse, we have adopted an internal code on inside information in respect of the holding of and carrying out of transactions by our managing directors and supervisory directors and employees in our shares or in financial instruments the value of which is determined by the value of our shares. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Comparison of DUTCH Law and OUR ARTICLES OF ASSOCIATION AND U.S. CORPORATE LAW

The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of directors

The Netherlands. We have a two-tier board structure consisting of our management board (raad van bestuur) and a separate supervisory board (raad van commissarissen).

Under Dutch law, the management board is collectively responsible for the management and the strategy, policy and operations of the company. The supervisory board is responsible for supervising the conduct of and providing advice to the management board and for supervising the business generally. Furthermore, each member of the management board and the supervisory board has a duty to act in the corporate interest of the company and the business connected with it. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director terms

The Netherlands. Under Dutch law, managing directors and supervisory directors of a listed company are generally appointed for an individual term of a maximum of four years. There is no limit to the number of consecutive terms managing directors may serve. For supervisory directors, a limit of twelve years generally applies. Our managing directors are appointed by the general meeting of shareholders for an indefinite period of time. Our supervisory directors are also appointed by the general meeting of shareholders for a term of up to four years. A supervisory director may be reappointed for a term of up to four years at a time. A supervisory director may be a supervisory director for a period not longer than twelve years, which period may or may not be interrupted, unless the general meeting of shareholders resolves otherwise.

The supervisory board has drawn up a resignation schedule for the supervisory directors.

The general meeting of shareholders shall at all times be entitled to suspend or dismiss a member of the management board or supervisory board. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member with a two thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board, in which case a simple majority is sufficient. The supervisory board may at all times suspend (but not dismiss) a member of the management board.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

The Netherlands. Under Dutch law, new managing directors and supervisory directors are appointed by the general meeting of shareholders. Under our Articles of Association, our managing directors and supervisory directors are appointed by the general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule the binding nomination with a two thirds majority of the votes cast, if such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new binding nomination.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

The Netherlands. Managing directors and supervisory directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a personal conflict of interest with the company or the business connected with it. Our Articles of Association provide that if as a result thereof no resolution of the management board can be adopted, the resolution is adopted by the supervisory board. If as a result of the conflict of interest of supervisory directors no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by the supervisory board. In that case, each supervisory board member is entitled to participate in the discussion and decision making process of the supervisory board and to cast a vote.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by directors

The Netherlands. An absent member of the management board may issue a proxy for a specific management board meeting but only to another management board member in writing. An absent member of the supervisory board may issue a proxy for a specific supervisory board meeting but only to another supervisory board member in writing.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Dutch Corporate Governance Code

The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.corpgov.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report. Our most substantial deviations from the DCGC are summarized below.

Remuneration

•	We have granted and intend to grant options and restricted stock units in the future to members of our supervisory board, which qualifies as a deviation from best practice provision III.7.1 of the DCGC.

Re-pricing of stock options

•	We are following home country rules relating to the re-pricing of stock options under the 2014 Plan. Under applicable Dutch law, re-pricing of stock options is permissible, but constitutes a deviation from best practice provision II.2.7 of the DGCG where it concerns the stock options granted to our managing directors and supervisory directors.

Board nominations and shareholder voting

•	Pursuant to our articles of association, the supervisory board will nominate one or more candidates for each vacant seat on the management board or the supervisory board. A resolution of our general meeting of shareholders to appoint a member of the management board or the supervisory board other than pursuant to a nomination by our supervisory board requires at least two-thirds of the votes cast representing more than half of our issued share capital, which qualifies as a deviation from best practice provision IV.1.1 of the DCGC.

Independence

•	More than one of our current members of the supervisory board are not deemed independent based on the standards set out in the DCGC, which qualifies as a deviation from best practice provisions III.2.1 and III.2.2 of the DCGC.

Shareholder rights

Voting rights

The Netherlands. In accordance with Dutch law and our Articles of Association, each issued common share and each issued cumulative preferred share confers the right to cast one vote at the general meeting of shareholders. Each holder of shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

In accordance with our Articles of Association, for each general meeting of shareholders, the management board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever our supervisory board or management board deems such to be necessary. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued capital may, on their application, be authorized by a Dutch district court to convene a general meeting of shareholders. The district court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

Also, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by the management board at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy, the management board may invoke a response time of a maximum of 180 days until the day of the general meeting of shareholders.

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) all shareholders agree on this practice for decision making and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies. Therefore, our Articles of Association do not provide for shareholder action by written consent.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

The Netherlands. The concept of appraisal rights is not known as such under Dutch law.

However, in accordance with the directive 2005/56/EC of the European Parliament and the Council of 26 October 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of effectiveness of the cross-border merger. Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up capital and any reserves required by Dutch law or its articles of association and (ii) the company and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate par value exceeding 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the management board the authority to effect such acquisitions.

An acquisition of common shares for a consideration must be authorized by our general meeting of shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of common shares that may be acquired, the manner in which common shares may be acquired and the price limits within which common shares may be acquired. Authorization is not required for the acquisition of common shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our management board. At the general meeting held at June 9, 2015, the general meeting of shareholders authorized our management board acting with the approval of our supervisory board, for a period of 18 months (until December 9, 2016) to cause the repurchase of common shares by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the most recent closing price of a common share on any stock exchange where the common shares are listed.

No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees under an applicable employee stock purchase plan.

If we would decide to repurchase any of our shares, no votes could be cast at a general meeting of shareholders on the shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions

The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•	the authorization of a class of preferred shares that may be issued by our management board to a friendly party, subject to the approval of our supervisory board, in such a manner as to dilute the interest of any potential acquirer;

•	the staggered four-year terms of our supervisory directors, as a result of which only approximately one-fourth of our managing directors and supervisory directors will be subject to election in any one year;

•	a provision that our managing directors and supervisory directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing at least 50% of our outstanding share capital if such removal is not proposed by our supervisory board; and

•	requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

The Netherlands. The management board and the supervisory board provide the general meeting of shareholders in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the management board or supervisory board invokes an overriding interest, it must give reasons.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Removal of Directors

The Netherlands. Under our Articles of Association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a member of the management board or supervisory board. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board in which case a simple majority is sufficient.

Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

The Netherlands. Under Dutch law, in the event of an issuance of common shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to employees or common shares issued against a contribution other than in cash). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of the management board, which proposal has been approved by the supervisory board.

The management board, subject to approval of the supervisory board, may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the management board as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

At a general meeting held at September 12, 2014, with effect from September 17, 2014, being the date of our conversion into a Dutch public limited liability company prior to the consummation of our initial public offering, the general meeting of shareholders authorized our management board acting with the approval of our supervisory board for a period of five years from the date of the consummation of our initial public offering (until September 17, 2019) to limit or exclude preemptive rights accruing to shareholders in connection with the issue of common shares or rights to subscribe for common shares.

No preemptive rights apply in respect of newly issued preferred shares.

Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands. Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital and the reserves that must be maintained under the law or the Articles of Association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up and called-up part of the issued share capital and the required legal reserves as described above as apparent from our financial statements. Under Dutch law, the Articles of Association may prescribe that the management board decide what portion of the profits are to be held as reserves.

Under the Articles of Association, first, a dividend is paid out of the profit, if available for distribution, on the cumulative preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands. Under Dutch law, the general meeting of shareholders must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:

•	a transfer of the business or virtually the entire business to a third party;

•	the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•	the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands. Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our managing directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of the supervisory board. The supervisory board determines the remuneration of the management board in accordance with the remuneration policy. A proposal with respect to remuneration policies in the form of shares or rights to shares must be submitted to the general meeting of shareholders for its approval.

The general meeting may determine the remuneration of supervisory directors. The supervisory directors shall be reimbursed for their expenses.

Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Description of Debt Securities

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Description of Warrants

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the common shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Forms of Securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Affimed N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of Affimed N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

We, or the selling shareholders, as applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We, or the selling shareholders, as applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC

•	Our 2014 Annual Report on Form 20-F for the fiscal year ended December 31, 2014

•	Our Forms 6-K filed on May 21, 2015 and August 4, 2015; and

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 10, 2014, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Technologiepark, Im Neuenheimer Feld 582, 69120, Heidelberg, Germany or via telephone at (+49) 6221-65307-0.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Netherlands and our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, that the proceedings before the U.S. court complied with principles of proper procedure, that recognition of such judgment would not contravene the public policy of the Netherlands, and that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands, the court of the Netherlands will, in principle, give binding effect to the judgment of the U.S. court. Dutch courts may deny the recognition and enforcement of punitive damages or other awards on the basis that recognition and enforcement would contravene public policy of the Netherlands. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, our managing directors or supervisory directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or such directors or experts, respectively. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.

The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision not in line with German public policy principles. For example, recognition of court decisions based on class actions brought in the United States typically raises public policy concerns and judgments awarding punitive damages are generally not enforceable in Germany.

In addition, actions brought in a German court against us, our managing directors or supervisory directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our managing directors or supervisory directors, our senior management and the experts named in this prospectus.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$23,893
FINRA filing fee		$36,090
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6–K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the common shares and certain other matters of Dutch law will be passed upon for us by De Brauw Blackstone Westbroek N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of Affimed N.V. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

11,500,000 Shares

Common Shares

Prospectus Supplement

Jefferies

Wells Fargo Securities

February 12, 2018